                                                                        REDACTED

                                                                  EXHIBIT 10.311


                       **CONFIDENTIAL TREATMENT REQUESTED**





                                    AGREEMENT

                                     between
                             GEN-PROBE INCORPORATED
                                       and
                               CHIRON CORPORATION
                            Dated as of June 11, 1998

                                            TABLE OF CONTENTS


                                                                                                               Page
                                                                                                               ----


   ARTICLE 1          DEFINITIONS...............................................................................1
         1.1          "Affiliate"...............................................................................1
         1.2          "Applicable Purchase Price"...............................................................2
         1.3          "Applicable Royalty"......................................................................4
         1.4          "Blood Screening Assays"..................................................................4
         1.5          "Blood Screening Field"...................................................................4
         1.6          "Blood Screening Instruments".............................................................4
         1.7          "Blood Screening Term"....................................................................4
         1.8          "CDS".....................................................................................4
         1.9          "Change in Control".......................................................................5
         1.10         "Chiron Copyrights".......................................................................5
         1.11         "Chiron HCV Patent Rights"................................................................5
         1.12         "Chiron HIV Patent Rights"................................................................5
         1.13         "Chiron Know-How".........................................................................5
         1.14         "Chiron IP Rights"........................................................................6
         1.15         "Chiron Marks"............................................................................6
         1.16         "Chiron Patent Rights"....................................................................6
         1.17         [PROVISION ASSIGNED]......................................................................6
         1.18         [PROVISION ASSIGNED]......................................................................6
         1.19         [PROVISION ASSIGNED]......................................................................6
         1.20         [PROVISION ASSIGNED]......................................................................6
         1.21         [PROVISION ASSIGNED]......................................................................7
         1.22         "Commercially Reasonable Efforts".........................................................7
         1.23         "Confidential Information"................................................................7
         1.24         "Development Costs".......................................................................8
         1.25         "Development Program".....................................................................8
         1.26         "Effective Date"..........................................................................8
         1.27         [PROVISION ASSIGNED]......................................................................8
         1.28         "FDA".....................................................................................8
         1.29         "First Commercial Sale....................................................................8
         1.30         "Future Blood Screening Assays"...........................................................8
         1.31         [PROVISION ASSIGNED]......................................................................8
         1.32         "Gen-Probe Copyrights"....................................................................8
         1.33         "Gen-Probe Know-How"......................................................................9
         1.34         "Gen-Probe IP Rights".....................................................................9
         1.35         "Gen-Probe Marks".........................................................................9
         1.36         "Gen-Probe Patent Rights".................................................................9
         1.37         "HCV".....................................................................................9
         1.38         "HIV-1"...................................................................................9
         1.39         "Initial Blood Screening Assays".........................................................10
         1.40         [PROVISION ASSIGNED].....................................................................10

                                       i


         1.41         "Japanese HIV Qualitative Blood Screening Assay..........................................10
         1.42         "Leader/Magnetic Separation Instrument"..................................................10
         1.43         "Major Distributor"......................................................................10
         1.44         "Manufacturing Cost".....................................................................10
         1.45         "Manufacturing Royalty"..................................................................10
         1.46         "Net Sales"..............................................................................11
         1.47         [PROVISION ASSIGNED].....................................................................13
         1.48         "Pass Through Royalty....................................................................13
         1.49         "Person".................................................................................13
         1.50         "Product"................................................................................13
         1.51         "Rare Reagents"..........................................................................13
         1.52         "Sales Royalty"..........................................................................14
         1.53         "Supervisory Board"......................................................................14
         1.54         "Territory"..............................................................................14
         1.55         "Third Party"............................................................................14
         1.56         "Tigris Instrument"......................................................................14
         1.57         "TMA Assay"..............................................................................15
         1.58         "Transfer Price".........................................................................15
         1.59         "Valid Claim"............................................................................17

   ARTICLE 2          REPRESENTATIONS AND WARRANTIES...........................................................17
         2.1          By Each Party............................................................................17
         2.2          By Chiron................................................................................18
         2.3          DISCLAIMER OF WARRANTIES.................................................................18

   ARTICLE 3          BLOOD SCREENING PRODUCTS.................................................................19
         3.1          Initial Blood Screening Assays...........................................................19
         3.2          Future Blood Screening Assays............................................................24
         3.3          Blood Screening Instruments..............................................................30
         3.4          Appointment of Major Distributor.........................................................35
         3.5          Records and Reports......................................................................35
         3.6          Interim Opportunities....................................................................35

   ARTICLE 4          [PROVISION ASSIGNED].....................................................................36
         4.1          [PROVISION ASSIGNED].....................................................................36
         4.2          [PROVISION ASSIGNED].....................................................................40
         4.3          [PROVISION ASSIGNED].....................................................................45
         4.4          [PROVISION ASSIGNED].....................................................................51
         4.5          [PROVISION ASSIGNED].....................................................................56
         4.6          [PROVISION ASSIGNED].....................................................................58
         4.7          [PROVISION ASSIGNED].....................................................................58

    ARTICLE 5         SUPERVISORY BOARDS.......................................................................59
          5.1         Supervisory Boards.......................................................................59
          5.2         Reports..................................................................................60

                                       ii


   ARTICLE 6          SUPPLY TERMS.............................................................................60
         6.1          Manufacture and Sale.....................................................................60
         6.2          Manufacturing Practices..................................................................60
         6.3          Forecasts and Orders.....................................................................61
         6.4          Delivery and Acceptance..................................................................63
         6.5          Packaging................................................................................64
         6.6          Warranty.................................................................................64
         6.7          Independent Purchaser Status.............................................................64
         6.8          Invoicing................................................................................64
         6.9          Sales and Use Taxes......................................................................64
         6.10         Non-Commercial Products..................................................................64
         6.11         Internal Commercial Use..................................................................65
         6.12         Safety Stocks............................................................................65

   ARTICLE 7          PAYMENTS AND REPORTS.....................................................................66
         7.1          Reports..................................................................................66
         7.2          Exchange Rates...........................................................................66
         7.3          Audits...................................................................................66
         7.4          Payment Method...........................................................................67
         7.5          Exchange Control.........................................................................67
         7.6          Withholding Taxes........................................................................67
         7.7          Late Payments............................................................................67

   ARTICLE 8          CONFIDENTIALITY..........................................................................68
         8.1          Confidential Information.................................................................68
         8.2          Terms of this Agreement..................................................................68
         8.3          Permitted Disclosures....................................................................69

   ARTICLE 9          INVENTIONS AND INTELLECTUAL PROPERTY RIGHTS .............................................69
         9.1          Ownership of Inventions .................................................................69
         9.2          Patent Rights ...........................................................................73
         9.3          Copyrights ..............................................................................73
         9.4          Trademarks ..............................................................................74
         9.5          No other Technology Rights ..............................................................74
         9.6          Third Party Technology ..................................................................74

    ARTICLE 10        INDEMNIFICATION AND INSURANCE ...........................................................75
         10.1         Indemnity ...............................................................................75
         10.2         Procedure................................................................................75
         10.3         Insurance ...............................................................................76

    ARTICLE 11        TERM AND TERMINATION ....................................................................76
         11.1         Expiration ..............................................................................76
         11.2         Termination .............................................................................76


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


         11.3         Effect of Expiration and Termination ....................................................77

    ARTICLE 12        CONDITIONS PRECEDENT ....................................................................78
         12.1         Due Execution and Delivery ..............................................................78
         12.2         Accuracy of Representations and Warranties ..............................................78
         12.3         Governmental Approvals ..................................................................78
         12.4         Due Diligence ...........................................................................78

    ARTICLE 13        ARBITRATION .............................................................................78
         13.1         Executive Mediation .....................................................................78
         13.2         Arbitration Procedure ...................................................................79
         13.3         Review ..................................................................................80

    ARTICLE 14        ACCESS FEES .............................................................................80

    ARTICLE 15        MISCELLANEOUS ...........................................................................81
         15.1         Notices .................................................................................81
         15.2         Force Majeure ...........................................................................81
         15.3         Assignment ..............................................................................82
         15.4         Severability ............................................................................82
         15.5         Applicable Law ..........................................................................83
         15.6         Entire Agreement ........................................................................83
         15.7         Expenses and Attorney's Fees ............................................................83
         15.8         Independent Contractors .................................................................83
         15.9         Waiver ..................................................................................83
         15.10        Drafting Party ..........................................................................83
         15.11        Third Parties ...........................................................................84
         15.12        Affiliates ..............................................................................84
         15.13        Counterparts ............................................................................84



                                    AGREEMENT

THIS AGREEMENT dated as of June 11, 1998 (this "Agreement"), is entered into between GEN-PROBE INCORPORATED, a Delaware corporation ("Gen-Probe"), having a place of business at 10210 Genetic Center Drive, San Diego, California 92121, and CHIRON CORPORATION, a Delaware corporation ("Chiron"), having a place of business at 4560 Horton Street, Emeryville, California 94608.

                                    RECITALS

WHEREAS, Gen-Probe owns or has rights in certain patent rights, other intellectual property rights and technology regarding in vitro diagnostic assays based on or utilizing transcription-mediated amplification and regarding certain instruments to conduct such assays.

WHEREAS, Chiron owns or has rights in certain patent rights, other intellectual property rights and technology regarding hepatitis C virus and type 1 human immunodeficiency virus and the detection thereof.

WHEREAS, Gen-Probe has developed certain assays and instruments, which utilize INTER ALIA such Gen-Probe patent rights, other intellectual property rights and technology which Chiron wishes to distribute and sell, for use in the blood screening and [PROVISION ASSIGNED], on the terms and subject to the conditions of this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants set forth below, the parties hereby agree as follows:


                                    ARTICLE 1

                                   DEFINITIONS

For purposes of this Agreement, the terms defined in this Article I shall have the respective meanings set forth below:

         1.1 "AFFILIATE" shall mean, with respect to any Person, any other Person which directly or indirectly controls, is controlled by, or is under common control with, such Person. A Person shall be regarded as in control of another Person if it owns, or directly or indirectly controls, more than fifty percent (50%) of the voting stock or other ownership interest of the other Person (or such lesser percentage as is the maximum percentage permitted under applicable law for foreign ownership where control is exercised by contract or otherwise), or if it directly or indirectly possesses the power to direct or cause the direction of the management and policies of the other Person by any means whatsoever. Without limiting the generality of the foregoing, the Affiliates of Chiron expressly exclude Novartis AG ("Novartis"), a Switzerland corporation, or any Affiliate of Novartis, unless and until such time as Novartis has the right to elect a majority of the board of directors of Chiron under the Governance Agreement dated as of November 20,

1994 between Novartis and Chiron. Notwithstanding anything else set forth in this section, for purposes of the definition of Net Sales only, a Person shall be regarded as in control of another Person if it owns, or directly or indirectly controls, at least fifty percent (50%) of the voting stock or other ownership interest of the other Person (or such lesser percentage as is the maximum percentage permitted under applicable law for foreign ownership where control is exercised by contract or otherwise), or if it directly or indirectly possesses the power to direct or cause the direction of the management and policies of the other Person by any means whatsoever.

         1.2 "APPLICABLE PURCHASE PRICE" shall mean, with respect to any Blood Screening Assay and with respect to [PROVISION ASSIGNED], each on a per unit basis, the following price:

                  1.2.1 With respect to each Initial Blood Screening Assay, and each Future Blood Screening Assay which includes as a constituent element an assay for HCV (other than those sold pursuant to Sections 3.1.4(b) or 3.6), and except as set forth in Section 1.2.2 below, an amount equal to:

                  (a) [CONFIDENTIAL TREATMENT REQUESTED] of Net Sales thereof when (i) no FDA-approved Initial Blood Screening Assay to be conducted by the Blood Screening Instruments for use in the Blood Screening Field is then being sold in the United States by [CONFIDENTIAL TREATMENT REQUESTED], and (ii) no FDA-approved nucleic acid probe-based assay for HCV for use in the Blood Screening Field (either as an independent or combination assay) is then being sold in the United States by [CONFIDENTIAL TREATMENT REQUESTED].

                  (b) [CONFIDENTIAL TREATMENT REQUESTED] of Net Sales thereof when (i) no FDA-approved Initial Blood Screening Assay to be conducted by the Blood Screening Instruments for use in the Blood Screening Field is then being sold in the United States by [CONFIDENTIAL TREATMENT REQUESTED], and (ii) an FDA-approved nucleic acid probe-based assay for HCV for use in the Blood Screening Field (either as an independent or combination assay) is then being sold in the United States by [CONFIDENTIAL TREATMENT REQUESTED].

                  (c) [CONFIDENTIAL TREATMENT REQUESTED] of Net Sales thereof when (i) an FDA-approved Initial Blood Screening Assay to be conducted by the Blood Screening Instruments for use in the Blood Screening Field is then being sold in the United States by [CONFIDENTIAL TREATMENT REQUESTED], and (ii) no FDA-approved nucleic acid probe-based assay for HCV for use in the Blood Screening Field (either as an independent or combination assay) is then being sold in the United States by [CONFIDENTIAL TREATMENT REQUESTED].

                  (d) [CONFIDENTIAL TREATMENT REQUESTED] of Net Sales thereof when (i) an FDA-approved Initial Blood Screening Assay to be conducted by the Blood Screening Instruments for use in the Blood Screening Field is then being sold in the United States by [CONFIDENTIAL TREATMENT REQUESTED], and (ii) an FDA-approved nucleic acid probe-based assay for HCV for use in the Blood Screening Field is then being sold in the United States by [CONFIDENTIAL TREATMENT REQUESTED].

                  (e) Notwithstanding the foregoing, in the event that the United States government requires Chiron to grant a license under the Chiron HCV Patent Rights to a Third Party for use in the Blood Screening Field, based on a determination that Gen-Probe has failed to supply the Initial Blood Screening Assay for the qualitative detection of HCV and HIV in sufficient quantities, with sufficient performance, or in a timely manner, then such mandated license shall not constitute a license within the meaning of Section 1. 2. 1 (a) through
(d) . Any such license to a Third Party which is mandated by the United States government for any reason other than Gen-Probe's failure as described in the preceding sentence shall constitute a license within the meaning of Section
1.2.1 (a) through (d).

                  1.2.2 With respect to each Initial Blood Screening Assay sold in Japan, an amount equal to:

                  (a) Beginning on the earlier of (i) the [CONFIDENTIAL TREATMENT REQUESTED] of the First Commercial Sale by CDS in Japan of the Japanese HIV Qualitative Blood Screening Assay or (ii) the [CONFIDENTIAL TREATMENT REQUESTED] of the Initial Blood Screening Assay for the qualitative detection of both HCV and HIV-1, and until the earlier of the [CONFIDENTIAL TREATMENT REQUESTED] of the date of the First Commercial Sale by CDS in Japan of the Japanese HIV Qualitative Blood Screening Assay or the [CONFIDENTIAL TREATMENT REQUESTED] of the date of The First Commercial Sale of the Initial Blood Screening Assay for the qualitative detection of both HCV and HIV-1, an amount equal to [CONFIDENTIAL TREATMENT REQUESTED] of the Net Sales of such Initial Blood Screening Assay sold in Japan.

                  (b) After the [CONFIDENTIAL TREATMENT REQUESTED] of the earlier of (i) the [CONFIDENTIAL TREATMENT REQUESTED] by CDS in Japan of the Japanese HIV Qualitative Blood Screening Assay or (ii) the [CONFIDENTIAL TREATMENT REQUESTED] of the Initial Blood Screening Assay for the qualitative detection of both HCV and HIV-1, the amount determined under Section 1.2.1.

                  1.2.3 With respect to each Future Blood Screening Assay which does not include as a constituent element an assay for HCV, an amount equal to the sum of:

                  (a) the Manufacturing Cost of such Future Blood Screening Assay, PLUS


                  (b) [CONFIDENTIAL TREATMENT REQUESTED] of the positive remainder of:

                      (i) the Net Sales of such Assay (except that solely for the purpose of this Section 1.2.3. such sales shall not include sales by any distributor of Chiron, but shall instead include sales by Chiron to all such distributors, so long as the sales price is within industry standards for distributor margins), minus

                      (ii) the Manufacturing Cost of such Future Blood Screening Assay AND such reasonable incremental costs incurred by either party (as approved by the supervisory board) as may be reasonably and fairly attributed to such Future Blood Screening Assay, which such costs shall be reimbursed to the party incurring them. (It is the intent of the parties that for each such Future Blood Screening Assay for which Chiron is the distributor, such incremental costs shall include Chiron's incremental distribution costs.)

PROVIDED, HOWEVER, that the percentage referred to in (b) above shall be adjusted to reflect the value of patent rights contributed by either party covering the marker which is the subject of such Future Blood Screening Assay, with the amount of the adjustment determined by the Supervisory Board based on the value of such patent rights and the degree of exclusivity which is provided for the Future Blood Screening Assay, pursuant to Section 3.2.8(c).

                  1.2.4 With respect to [PROVISION ASSIGNED], an amount equal to the Applicable Purchase Price then in effect pursuant to Section 1.2.1.

         1.3 "APPLICABLE ROYALTY" shall mean, with respect to each Product, the aggregate of the Manufacturing Royalty, Pass Through Royalty and Sales Royalty applicable thereto (if any).

         1.4 "BLOOD SCREENING ASSAYS" shall mean, collectively, the Initial Blood Screening Assays and the Future Blood Screening Assays.

         1.5 "BLOOD SCREENING FIELD" shall mean the nucleic acid probe based testing of human blood, plasma or other blood products intended for direct transfusion or other administration to humans.

         1.6 "BLOOD SCREENING INSTRUMENTS" shall mean the Tigris Instrument and the Leader/Magnetic Separation Instrument for use in the Blood Screening Field (each with such modifications as are developed by Gen-Probe pursuant to the Development Program under Section 3.3.1 below and as subsequently modified pursuant to Section 3.3.7 below) and such other instrument(s) for use in the Blood Screening Field as are developed by Gen-Probe after the Effective Date and offered to and accepted by Chiron (all pursuant to Section 3.3.8 below).

         1.7 "BLOOD SCREENING TERM" shall mean the period commencing on the Effective Date and expiring on the later of (a) the date [CONFIDENTIAL TREATMENT REQUESTED] the First Commercial Sale of the first Blood Screening Assay in the Territory for use in the Blood Screening Field (other than any sale as may be made pursuant to Section 3.1.4(b) or Section 3.6), and (b) the date [CONFIDENTIAL TREATMENT REQUESTED] the First Commercial Sale of the last Blood Screening Assay launched prior to the date specified in clause (a) above in the Territory for use in the Blood Screening Field.

         1.8 "CDS" shall mean Chugai Diagnostics Science Co. Ltd., a Japanese corporation.

         1.9 "CHANGE IN CONTROL" shall mean, with respect to a party, (a) the acquisition of such party by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation, but excluding any merger effected exclusively for the purpose of changing the domicile of such party); (b) the sale, transfer or other disposition of all or substantially all of the assets of such party (including without limitation all of its assets relating to this Agreement); or (c) the sale of all or substantially all of the capital stock of such party; UNLESS in each of clauses (a) through (c) above, such party's stockholders of record immediately prior to such acquisition or sale hold (by virtue of the securities issued in consideration for such party's acquisition or sale or otherwise) greater than fifty percent (50%) of the total voting power of the surviving or acquiring entity.

         1.10 "CHIRON COPYRIGHTS" shall mean all rights under the copyright laws of any jurisdiction in the world, together with all rights commonly referred to as "moral rights," in and to the Blood Screening Assays, [PROVISION ASSIGNED], Blood Screening Instruments or [PROVISION ASSIGNED] in which Chiron has an ownership or other licensable interest during the Blood Screening Term or the [PROVISION ASSIGNED]; all to the extent and only to the extent that Chiron has the right to grant licenses, immunities or other rights thereunder.

         1.11 "CHIRON HCV PATENT RIGHTS" shall mean (a) all United States and foreign patent applications covering (i) the composition of matter of HCV or any nucleotide sequence thereof or (ii) the use thereof in the Blood Screening Field or the [PROVISION ASSIGNED]; (b) all patents that have issued or in the future issue from such patent applications, including without limitation utility, model and design patents and certificates of invention; and (c) all divisionals, continuations, continuations-in-part, reissues, renewals, extensions or additions to any such patent applications and patents; but only to the extent that Chiron has or hereafter acquires an ownership or other licensable interest, and all to the extent and only to the extent that Chiron has the right to grant licenses, immunities or other rights thereunder.

         1.12 "CHIRON HIV PATENT RIGHTS" shall mean (a) all United States and foreign patent applications covering (i) the composition of matter of HIV-1 or any nucleotide sequence thereof or (ii) the use thereof in the Blood Screening Field or the [PROVISION ASSIGNED]; (b) all patents that have issued or in the future issue from such patent applications, including without limitation utility, model and design patents and certificates of invention; and (c) all divisionals, continuations, continuations-in-part, reissues, renewals, extensions or additions to any such patent applications and patents; but only to the extent that Chiron has or hereafter acquires an ownership or other licensable interest, and all to the extent and only to the extent that Chiron has the right to grant licenses, immunities or other rights thereunder.

         1.13 "CHIRON KNOW-HOW" shall mean all information of any type whatsoever (including without limitation, formulae, procedures, protocols, techniques, data and results of experimentation and testing), which is Confidential Information of Chiron and which (i) relates to the Chiron Patent Rights and which is necessary to exploit the Chiron Patent Rights for use in the Blood Screening Field or [PROVISION ASSIGNED] or (ii) is disclosed by Chiron pursuant to Article 8, all to the extent and only to the extent that Chiron has the right to grant licenses, immunities or other rights thereunder.

         1.14 "CHIRON IP RIGHTS" shall mean, collectively, the Chiron Copyrights, Chiron Know-How and Chiron Patent Rights.

         1.15 "CHIRON MARKS" shall mean those trademarks owned by or licensed to Chiron (other than pursuant to this Agreement) which are used to market any Product in accordance with the provisions of this Agreement.

         1.16 "CHIRON PATENT RIGHTS" shall mean (a) the Chiron HCV Patent Rights and the Chiron HIV Patent Rights and such other Chiron patent rights which claim markers or their uses as may become subject to this Agreement pursuant to the terms hereof with respect to Future Blood Screening Assays and [PROVISION ASSIGNED] sold by Chiron or pursuant to Article 9; (b) all patents that have issued or in the future issue therefrom, including without limitation utility, model and design patents and certificates of invention; and (c) all divisional, continuations, continuations-in-part, reissues, renewals, extensions or additions to any such patent applications and patents; in each case in which Chiron has an ownership or other licensable interest, and all to the extent and only to the extent that Chiron has or hereafter acquires the right to grant licenses, immunities or other rights thereunder.

         1.17 [PROVISION ASSIGNED]

         1.18 [PROVISION ASSIGNED]

         1.19 [PROVISION ASSIGNED]

         1.20 [PROVISION ASSIGNED]

         1.21 [PROVISION ASSIGNED]

         1.22 "COMMERCIALLY REASONABLE EFFORTS" shall mean:

              1.22.1 With respect to Chiron's efforts under this Agreement to promote, market and sell a Product, that level of effort devoted by Chiron to promote, market and sell products of similar market size and market character, and in the absence of/without consideration of revenue from any licensee (other than Gen-Probe) of the Chiron IP Rights.

              1.22.2 With respect to a party's efforts under this Agreement to develop a Product, that level of effort devoted by such party to develop products of similar market size and market character, and, in the case of Chiron, in the absence of/without consideration of revenue from any licensee (except the other party) of such party's IP Rights.

              1.22.3 With respect to Gen-Probe's efforts under this Agreement to manufacture (or have manufactured) and supply a Product, that level of effort devoted by Gen-Probe to manufacture (or have manufactured) and supply products of similar market size and market character, and in the absence of/without consideration of revenue from any licensee (other than Chiron) of the Gen-Probe IP Rights.

              1.22.4 In all other instances that level of effort which would be devoted by an independent entity reasonably seeking to pursue its own business efforts in light of all relevant circumstances.

         1.23 "CONFIDENTIAL INFORMATION" shall mean, with respect to a party, all information of any kind whatsoever (including without limitation, compilations, data, formulae, models, patent disclosures, procedures, processes, projections, protocols, results of experimentation and testing, specifications, strategies, and techniques), and all tangible and intangible embodiments thereof of any kind whatsoever (including without limitation, apparatus, compositions, documents, drawings, machinery, patent applications, records, reports), which is
(i) not generally known, (ii) disclosed by such party to the other party pursuant to and in accordance with the terms of Section 8.1 of this Agreement, and (iii) marked, identified as, or otherwise acknowledged to be confidential at the time of disclosure to the other party.

Notwithstanding the foregoing, Confidential Information of a party shall not include information which the other party can establish by written documentation
(a) to have been publicly known prior to disclosure of such information by the disclosing party to the other party, (b) to have become publicly known, without fault on the part of the other party, subsequent to disclosure of such information by the disclosing party to the other party, (c) to have been received by the other party at any time from a source, other than the disclosing party, rightfully having possession of and the right to disclose such information, (d) to have been otherwise known by the other party prior to disclosure of such information by the disclosing party to the other party, or (e) to have been independently developed by employees or agents of the other party without access to or use of such information disclosed by the disclosing party to the other party.

         1.24 "DEVELOPMENT COSTS" shall mean, with respect to any Product, the fully-burdened cost to a party of conducting the research and development (including clinical trials and regulatory submissions) of such Product, including the cost of materials, direct labor and overhead, all as determined in accordance with such party's standard accounting practices for other products researched and developed by such party pursuant to and in accordance with the applicable Development Program (including the applicable budget).

         1.25 "DEVELOPMENT PROGRAM" shall mean, with respect to each TMA Assay or instrument developed pursuant to this Agreement, the product development program as described in Article 3 or 4, as applicable, below to develop such TMA Assay or instrument.

         1.26 "EFFECTIVE DATE" shall mean the date on which all the conditions precedent set forth in Article 12 have been satisfied in full or waived by the mutual written agreement of the parties.

         1.27 [PROVISION ASSIGNED]

         1.28 "FDA" shall mean the United States Food and Drug Administration, or the successor thereto.


         1.29 "FIRST COMMERCIAL SALE" shall mean, with respect to any Product, the first sale for use by a Third Party of such Product in any country in the Territory.

         1.30 "FUTURE BLOOD SCREENING ASSAYS" shall mean those TMA Assays which are conducted by the Blood Screening Instruments for use in the Blood Screening Field and are selected by the Supervisory Board pursuant to Section 3.2.1 below and developed pursuant to the Development Program under Section 3.2.2 below.

         1.31 [PROVISION ASSIGNED]

         1.32 "GEN-PROBE COPYRIGHTS" shall mean all rights under the copyright laws of any jurisdiction in the world, together with all rights commonly referred to as "moral rights" in and to the Blood Screening Instruments or [PROVISION ASSIGNED] in which Gen-Probe has an ownership or other licensable interest during the Blood Screening Term or the [PROVISION ASSIGNED];

all to the extent and only to the extent that Gen-Probe has the right to grant licenses, immunities or other rights thereunder.

         1.33 "GEN-PROBE KNOW-HOW" shall mean all information of any type whatsoever (including without limitation, formulae, procedures, protocols, techniques, data and results of experimentation and testing), which is Confidential Information of Gen-Probe and which (i) relates to the Gen-Probe Patent Rights and which is necessary to exploit the Gen-Probe Patent Rights for use in the Blood Screening Field or [PROVISION ASSIGNED] or (ii) is disclosed by Gen-Probe pursuant to Article 8, all to the extent and only to the extent that Gen-Probe has the right to grant licenses, immunities or other rights thereunder.

         1.34 "GEN-PROBE IP RIGHTS" shall mean, collectively, the Gen-Probe Copyrights, Gen-Probe Know-How and Gen-Probe Patent Rights.

         1.35 "GEN-PROBE MARKS" shall mean those trademarks owned by or licensed to Gen-Probe (other than pursuant to this Agreement) which are used to market any Product in accordance with the provisions of this Agreement.

         1.36 "GEN-PROBE PATENT RIGHTS" shall mean (a) all the patents and patent applications which cover nucleic acid probe assays and instrument technologies, to the extent necessary for use in the Initial Blood Screening Assays, [PROVISION ASSIGNED], Initial Blood Screening Instruments, or [PROVISION ASSIGNED] but only to the extent in each case (i) of the design of the Products as of the Effective Date and (ii) that Gen-Probe has an ownership or other licensable interest therein; (b) such other Gen-Probe patent rights which claim markers or their uses as may become subject to this Agreement pursuant to the terms hereof with respect to Future Blood Screening Assays and [PROVISION ASSIGNED], (c) such Gen-Probe patent rights with respect to any future modifications to any Blood Screening Instrument or [PROVISION ASSIGNED] as become subject to this Agreement pursuant to Sections 3.3.7 or 4.4.8, respectively, and such Gen-Probe patent rights with respect to any future Blood Screening Instrument or [PROVISION ASSIGNED] as are developed by Gen-Probe after the Effective Date and offered to and accepted by Chiron (all pursuant to Sections 3.3.8 or 4.4.9, respectively) or; (d) such other Gen-Probe patent rights which become subject to this Agreement pursuant to pursuant to Article 9; (e) all patents that have issued or in the future issue therefrom, including without limitation utility, model and design patents and certificates of invention; and (f) all divisional, continuations, continuations-in-part, reissues, renewals, extensions or additions to any such patent applications and patents; but only to the extent that Gen-Probe has or hereafter acquires an ownership or other licensable interest, in each case, and all to the extent and only to the extent that Gen-Probe has the right-to grant licenses, immunities or other rights thereunder.

         1.37 "HCV" shall mean hepatitis C virus.

         1.38 "HIV" or HIV-1" shall mean type 1 human immunodeficiency virus.

         1.39 "INITIAL BLOOD SCREENING ASSAYS" shall mean those four (4) TMA Assays for use in the Blood Screening Field developed pursuant to the Development Program under Section 3.1.1 below (a) for the qualitative detection of both HCV and HIV-1, (b) for the confirmatory qualitative detection of HCV,
 (c) for the confirmatory qualitative detection of HIV-1, and (d) for the qualitative detection of HIV-1 for sale and use in Japan only.

         1.40 [PROVISION ASSIGNED]

         1.41 "JAPANESE HIV QUALITATIVE BLOOD SCREENING ASSAY" shall mean the Initial Blood Screening Assay for the qualitative detection of HIV-1 developed for sale and use in Japan only.

         1.42 "LEADER/MAGNETIC SEPARATION INSTRUMENT" shall mean the manual instrument, and related software and appropriate repair parts, for DNA/RNA amplified assay processing incorporating a separate magnetic wash station and a chemiluminescent detection system (Leader HC) required to perform the following steps: (a) magnetic separation of the captured target RNA/DNA, (b) washing and aspiration of the captured target RNA/DNA, and (c) chemiluminescent detection steps needed to support Gen-Probe's patented Hybridization Protection Assay
 (HPA) and TMA Assay processes and associated reagent product lines.

         1.43 "MAJOR DISTRIBUTOR" shall mean [CONFIDENTIAL TREATMENT REQUESTED] (excluding the interim opportunities described in Section 3.6 below) of the Blood Screening Assays to be conducted on the Blood Screening Instruments for use in the Blood Screening Field in the United States.

         1.44 "MANUFACTURING COST" shall mean, with respect to any Product, the fully-burdened cost to a party (expressed on a per unit basis) of manufacturing or having manufactured such Product, together with the packaging thereof, including the cost of materials, direct labor, quality control, warranty parts and labor, and overhead (but excluding royalties paid or payable to Third Parties), all as determined in accordance with such party's standard accounting practices for other products manufactured.

         1.45 "MANUFACTURING ROYALTY" shall mean, with respect to any Product, the amount payable by Chiron to Gen-Probe if Chiron assumes the right to manufacture or have manufactured such Product under the terms of this Agreement. The Manufacturing Royalty shall be determined by the Supervisory Board pursuant to the principles set forth below, and if the Supervisory Board is unable to agree, shall be subject to resolution pursuant to Article 13.

                  1.45.1 With respect to any Initial Blood Screening Assay(s) or Future Blood Screening Assay(s), the Manufacturing Royalty shall be payable in lieu of the Transfer Price and Applicable Purchase Price hereunder, and shall mean an amount equal to the Applicable

Purchase Price for such Assay then in effect, less (i) the Manufacturing Cost to Chiron of such Assay(s), and less (ii) an amount designed to permit Chiron to recover the costs incurred in connection with assuming the right to manufacture or have manufactured such Assay(s), but in no event less than a commercially reasonable royalty for the Gen-Probe IP Rights applicable to such Assay(s). The costs referenced in subparagraph (ii) hereof shall include, without limitation, the fully burdened costs incurred by Chiron in connection with the transfer of manufacturing rights (to the extent not borne by Gen-Probe directly), including capital costs of any investment in facilities or equipment, amortized in accordance with generally accepted accounting principles, but only to the extent required in connection with the transfer under the provisions of this Agreement and only after proper consideration and allocation as to the then-remaining Blood Screening Term (i.e., a facility built in the last year of the Blood Screening Term will not be charged entirely to Gen-Probe). Once the costs referred to in subparagraph (ii) have been recovered, the deduction from the Applicable Purchase Price pursuant to subparagraph (ii) shall cease.

                  1.45.2 [PROVISION ASSIGNED]

                  1.45.3 [PROVISION ASSIGNED]

         1.46 "NET SALES" shall mean, with respect to any Product(s), on a per unit basis where applicable and in the aggregate where applicable, the gross sales price of such Product(s) invoiced by any of (i) Chiron, (ii) Chiron's Affiliates, (iii) Gen-Probe, (iv) CDS or, (v) only as to Blood Screening Assays, [CONFIDENTIAL TREATMENT REQUESTED], (all of which are individually referred to hereafter in this Section 1.46 as "Seller") following shipment to unaffiliated Third Parties less, to the extent actually paid or accrued by such Seller (a) discounts, rebates or chargebacks actually allowed and taken, to the extent consistent with industry practices and price reductions given for similar products by such Seller; and/or (b) amounts repaid or credited by reason of rejection, spoilage, expiration or return; and/or (c) to the extent separately stated on purchase orders, invoices or other documents of sale, taxes levied on and/or other governmental charges made as to production, or transportation or insurance charges; and/or (d) charges for freight, handling and transportation; and/or (e) sales, use and value-added taxes and other similar taxes incurred and separately stated on invoices; and/or
(f) customs duties, surcharges and other governmental charges incurred in exporting or importing such Product.

                  1.46.1 In the event that a Product is sold in combination with another product (a "Combination Product") for a single price in a particular period, Net Sales from sales of a Combination Product for that period, for purposes of this Agreement, shall be calculated by multiplying the Net Sales of that Combination Product for that period by the fraction A/(A+B), where A is the average per unit Net Sales of the Product sold separately in the country of sale in that period and B is the average per unit Net Sales of the other product(s) sold separately in the country of sale in that period. This calculation shall be made for each Product comprising the Combination Product and the results added. In the event that no such separate sales are made in the applicable period, Net Sales of such Combination Product shall be determined based on a reasonable apportionment of the gross amount invoiced therefore based upon the relative contribution of the Product to the price of the Combination Product. Such apportionment shall be negotiated in good faith between the parties and resolved pursuant to Article 13 if they are unable to agree.

                  1.46.2 [PROVISION ASSIGNED]

                  1.46.3 [PROVISION ASSIGNED]

                  1.46.4 For purposes of calculating Net Sales, a party may, at its option, determine the allowable deductions from gross sales based on accruals estimated reasonably and consistently with such party's standard accounting practices. If such accruals are used, the other party will be so notified, and the actual deductions shall be calculated and the Net Sales will be adjusted, if necessary, to reflect such actual deductions, on an annual basis.

         1.47 [PROVISION ASSIGNED]

         1.48 [PROVISION ASSIGNED]

                  1.48.1 [PROVISION ASSIGNED]

                  1.48.2 [PROVISION ASSIGNED]

         1.49 "PERSON" shall mean an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, pool, syndicate, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

         1.50 "PRODUCT" shall mean a Blood Screening Assay,
[PROVISION ASSIGNED], Blood Screening Instrument, [PROVISION ASSIGNED] or Rare Reagent.

         1.51 "RARE REAGENTS" shall mean, with respect to any Blood Screening Assay or [PROVISION ASSIGNED], those enzymes, nucleic acids (probes and primers), buffers, target capture particles and other biochemical components and reagents which are necessary to manufacture or conduct such TMA Assay and (a) are not generally available from other sources for such use, or (b) if generally available from other sources for such use, are subject to purchase commitments by Gen-Probe.

         1.52 "SALES ROYALTY" shall mean, with respect to any Blood Screening Assay or [PROVISION ASSIGNED], the following royalty:

                  1.52.1 With respect to each Future Blood Screening Assay or [PROVISION ASSIGNED] for which Gen-Probe is the sole funding party under
Section 3.2.3(b) or Section 4.2.1(b), below, the royalty set forth in such section.

                  1.52.2 [PROVISION ASSIGNED]


                  1.52.3 [PROVISION ASSIGNED]


                  1.52.4 [PROVISION ASSIGNED]

         1.53 "SUPERVISORY BOARD" shall mean the committees comprising representatives of Gen-Probe and Chiron as described in Section 5.1 below.

         1.54 "TERRITORY" shall mean the entire world; PROVIDED, HOWEVER, that the Territory for the Japanese HIV Qualitative Blood Screening Assay shall be Japan only.

         1.55 "THIRD PARTY" shall mean any Person other than Gen-Probe, Chiron and their respective Affiliates.

         1.56 "TIGRIS INSTRUMENT" shall mean the integrated, automated instrument, and related software and appropriate repair parts, for DNA/RNA amplified assay processing incorporating all systems required to perform the following steps: (a) lysis/annealing, (b) enzymatic amplification, (c) hybridization/selection, (d) detection/decontamination, which utilize processing steps that include heating/cooling, reagent addition, mixing, chemiluminescent detection and aspiration needed to support Gen-Probe's patented Hybridization Protection Assay (HPA) and TMA Assay processes and associated reagent product lines.

         1.57 "TMA ASSAY" shall mean an in vitro diagnostic assay based on or utilizing transcription-mediated amplification.

         1.58 "TRANSFER PRICE" shall mean, with respect to any Product, on a per unit basis, the following price:

                  1.58.1 With respect to any Initial Blood Screening Assay, the objective of the parties is to share equally the aggregate cost of maintaining safety stocks of raw components, work-in-progress, and finished goods as required by CBER or by market demand. The Transfer Price, based on this objective, is expected to range between [CONFIDENTIAL TREATMENT REQUESTED] the Applicable Purchase Price, but it no case shall it be less than Gen-Probe's Manufacturing Cost. Subject to these guidelines, the Transfer Price shall be determined by the Supervisory Board and reviewed annually.

                  1.58.2 With respect to any Future Blood Screening Assay, the objective of the parties is to share equally the aggregate cost of maintaining safety stocks of raw components, work-in-progress, and finished goods as required by CBER or by market demand. The Transfer Price, based on this objective, is expected to range between [CONFIDENTIAL TREATMENT REQUESTED] the estimated Applicable Purchase Price, but it no case shall it be less than Gen-Probe's manufacturing Cost. Subject to these guidelines, the Transfer Price shall be determined by the Supervisory Board and reviewed annually.

                  1.58.3 [PROVISION ASSIGNED]

                  1.58.4 [PROVISION ASSIGNED]

                  1.58.5 [PROVISION ASSIGNED]

                  1.58.6 [PROVISION ASSIGNED]

                  1.58.7 [PROVISION ASSIGNED]

                  1.58.8 With respect to any initial Tigris Blood Screening Instrument or initial [PROVISION ASSIGNED], including warranty, an amount equal to the amount actually invoiced to Gen-Probe by the manufacturer, plus shipping, plus the amount of Gen-Probe's warranty obligation (the "Actual Instrument Cost"). Chiron shall have no obligation to pay the Actual Instrument Cost to the extent such Cost exceeds
[CONFIDENTIAL TREATMENT REQUESTED], reasonably adjusted for inflation after the Effective Date (the "Adjusted Maximum Instrument Price"). Such excess cost shall be paid by Gen-Probe. To the extent that Gen-Probe pays any such excess cost and the Actual Instrument Cost for any subsequent Instrument is less than the Adjusted Maximum Instrument Price, the amount paid by Chiron to Gen-Probe for such subsequent Instruments shall be the Adjusted Maximum Instrument Price, until such time as Gen-Probe has recovered all excess costs paid by it, and thereafter the amount paid shall be the Actual Instrument Cost. Should CBER mandate modifications to any Blood Screening Instrument which results in extraordinary increases in the cost of the Instrument, the parties shall negotiate in good faith with respect to adjusting the amounts set forth herein.

                  1.58.9 With respect to any Leader/Magnetic Separation Blood Screening Instrument or [PROVISION ASSIGNED], an amount equal to the lesser of (a) [CONFIDENTIAL TREATMENT REQUESTED], reasonably adjusted for inflation, and (b) [CONFIDENTIAL TREATMENT REQUESTED] of the Manufacturing Cost of such Blood Screening Instrument or [PROVISION ASSIGNED]. Should CBER mandate modifications to any Blood Screening Instrument which results in extraordinary increases in the cost of the Instrument, the parties shall negotiate in good faith with respect to adjusting the amounts set forth herein.

                  1.58.10 For purposes of Sections 1.58.1 through 1.58.3 above, the estimated Applicable Purchase Price of any assay shall be (a) for the first year following the First Commercial Sale of such assay, the reasonably estimated weighted average of the Applicable Purchase Price of such assay (calculated in United States dollars), as determined by the mutual agreement of the parties prior to the date of the first delivery of such assay to Chiron hereunder; and
(b) for each year thereafter, the actual weighted average of the Applicable Purchase Price of such assay (calculated in United States dollars) for the preceding year.

         1.59 "Valid Claim" shall mean (a) as to any technology of a party (whether or not "Core Technology" of that party), a claim of an issued patent that has not been held unenforceable or invalid by an agency or a court of competent jurisdiction in any final judgment as to which the owner or rights holder has no further right of appeal and, in addition (b) as to any Core Technology of a party, a claim of a patent application which is being prosecuted or pursued in good faith for the United States and which meets the requirements for patentability under applicable law and that has not been abandoned or finally rejected without the possibility of appeal or refiling. "Core Technology" shall mean as to Chiron the technology claimed in the patents and patent applications set forth in Schedule "B" (together with any unlisted patents and patent applications which claim priority from the listed patents and any and all patents that have issued or in the future issue from the foregoing patents and patent applications and all divisionals, continuations, continuations-in-part, reissues, renewals, re-examinations, extensions, or additions thereof) and as to Gen-Probe the technology claimed in the patents and patent applications set forth in Schedule "C" (together with any unlisted patents and patent applications which claim priority from any of the listed patents and any and all patents that have issued or in the future issue from the foregoing patents and patent applications and all divisionals, continuations, continuations-in-part, reissues, renewals, re-examinations, extensions, or additions thereof). Either party may contest whether a claim in a pending patent application for the United States meets the requirements for patentability under applicable law. Such contest shall be made pursuant to the procedures established by Article 13 except that (i) in lieu of submitting the issue to a single arbitrator, the issue shall be submitted to a panel of three patent attorneys with experience in the subject matter for binding determination and
(ii) there shall be no appeal from the decision of the majority of such panel. The burden of proof before the arbitrators shall be a preponderance of the evidence.


                                    ARTICLE 2

                         REPRESENTATIONS AND WARRANTIES

         2.1 BY EACH PARTY. Each party hereby represents and warrants to the other party as of the date of the execution of this Agreement (except as specifically otherwise indicated below) as follows:

                  2.1.1 CORPORATE EXISTENCE AND POWER. Such party (a) is a corporation duly organized, validly existing and in good standing under the laws of the state in which it is incorporated; (b) has the corporate power and authority and the legal right to own and operate its property and assets, to lease the property and assets it operates under lease, and to carry on its business as it is now being conducted; and (c) is in compliance with all requirements of applicable law, except to the extent that any noncompliance would not have a material adverse effect on the properties, business, financial or other condition of such party and would not materially adversely affect such party's ability to perform its obligations under this Agreement.

                  2.1.2 AUTHORIZATION AND ENFORCEMENT OF OBLIGATIONS. Such party
(a) has the corporate power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder, and (b) has taken all necessary corporate action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder. This Agreement has been duly executed and delivered on behalf of such party, and constitutes a legal, valid, binding obligation, enforceable against such party in accordance with its terms.

                  2.1.3 CONSENTS. All necessary consents, approvals and authorizations of all governmental authorities and other Persons required to be obtained by such party in connection with this Agreement have been obtained on or before the Effective Date.

                  2.1.4 NO CONFLICT. The execution and delivery of this Agreement and the performance of such party's obligations hereunder (a) do not conflict with or violate any requirement of applicable laws or regulations, and
(b) do not conflict with, or constitute a default under, any contractual obligation of such party.

                  2.1.5 NO NOTICE OF INFRINGEMENT. As of the Effective Date, except as otherwise disclosed in writing to the other party, such party has not received any written notice from a Third Party alleging that any technology of such party to be utilized in any Product (as and to the extent defined as of the Effective Date) to be made or sold pursuant to this Agreement would infringe the issued patents of such Third Party.

         2.2 BY CHIRON. Chiron hereby represents and warrants to Gen-Probe that Chiron has not granted any license in the United States or Japan (except as Chiron has advised Gen-Probe in writing) or other rights or interests in or under the Chiron HCV Patent Rights to any Person for use in the Blood Screening Field.

         2.3 DISCLAIMER OF WARRANTIES. NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED AS A REPRESENTATION MADE, OR WARRANTY GIVEN, BY EITHER PARTY THAT ANY PATENT WILL ISSUE BASED UPON ANY PENDING PATENT APPLICATION WITHIN THE GEN-PROBE PATENT RIGHTS OR CHIRON PATENT RIGHTS, THAT ANY PATENT WITHIN THE GEN-PROBE PATENT RIGHTS OR CHIRON PATENT RIGHTS WHICH ISSUES WILL BE VALID, OR THAT THE USE OF ANY LICENSE GRANTED HEREUNDER OR THAT THE USE OF ANY GEN-PROBE PATENT RIGHTS OR CHIRON PATENT RIGHTS WILL NOT INFRINGE THE PATENT OR OTHER INTELLECTUAL PROPERTY RIGHTS OF ANY OTHER PERSON. FURTHERMORE (EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN SECTION 6.6 BELOW), NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE GEN-PROBE PATENT RIGHTS OR

CHIRON PATENT RIGHTS OR THE PRODUCTS, INCLUDING WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT.


                                    ARTICLE 3

                            BLOOD SCREENING PRODUCTS

         3.1      INITIAL BLOOD SCREENING ASSAYS.

                  3.1.1    DEVELOPMENT PROGRAMS.

                  (a) ESTABLISHMENT. Prior to the date of this Agreement, Gen-Probe has expended significant effort and resources in the development of the Initial Blood Screening Assays to be conducted by the Blood Screening Instruments for use in the Blood Screening Field. Promptly following the Effective Date, Gen-Probe shall prepare and submit to Chiron a written Development Program and budget for each Initial Blood Screening Assay, which shall set forth (i) the specifications for such Initial Blood Screening Assay,
(ii) a proposed schedule for the Development Program, and (iii) the parties' respective obligations to develop such Initial Blood Screening Assay and to conduct such clinical trials and apply for such regulatory approvals as necessary or appropriate to make and sell in the Territory such Initial Blood Screening Assay to be conducted by the Blood Screening Instruments for use in the Blood Screening Field; PROVIDED, HOWEVER, that any responsibilities of Chiron under the Development Program for any Initial Blood Screening Assay shall be subject to the prior express written consent of Chiron. The Development Program as proposed by Gen-Probe for each Initial Blood Screening Assay may not be modified except by the action of the Supervisory Board.

                  (b) RESPONSIBILITIES. Gen-Probe shall develop each Initial Blood Screening Assay in accordance with the applicable specifications and the applicable Development Program documents, and shall conduct such clinical trials and apply for and endeavor to obtain such regulatory approvals as necessary or appropriate to make and sell each such Initial Blood Screening Assay to be conducted by the Blood Screening Instruments in the Territory for use in the Blood Screening Field. Chiron shall consult with Gen-Probe on such matters and Gen-Probe shall reasonably consider Chiron's advice and recommendations on all matters relating to such Development Program.

                  (c) CONDUCT OF DEVELOPMENT. Gen-Probe, and Chiron in the event it undertakes or is assigned by the Supervisory Board any responsibilities in connection with the Development Program for each such Initial Blood Screening Assay, shall conduct their respective obligations under the Development Program for each Initial Blood Screening Assay in compliance in all material respects with all requirements of applicable laws and regulations and all applicable good laboratory, clinical and manufacturing practices. Gen-Probe and Chiron each shall proceed diligently with their respective obligations under each such Development Program and shall use their respective Commercially Reasonable Efforts to achieve its objectives efficiently and expeditiously. Gen-Probe and Chiron each shall allocate sufficient personnel, equipment, facilities and other resources to each such Development Program to carry out their respective obligations and to accomplish the objectives thereof.

                  (d) SUBCONTRACTS. Upon approval of the Supervisory Board which shall not be unreasonably withheld by either party (and except as to such subcontracts which exist as of the Effective Date), Gen-Probe and Chiron each may subcontract portions of the Development Program for each Initial Blood Screening Assay to be performed by it in the normal course of its business; PROVIDED, HOWEVER, that (i) unless the other party gives its prior written consent, such subcontracting shall not involve the transfer (including but not limited to any sublicense) of any intellectual property rights of the other party or Confidential Information of the other party to Third Parties; (ii) if the other party consents to the subcontractor's access to Confidential Information of the other party, the subcontracted party shall enter into a confidentiality agreement with the subcontracting party incorporating the terms of Article 8 below; (iii) the subcontracting party shall supervise such subcontract work; (iv) the subcontracted party shall be in compliance in all material respects with all requirements of applicable laws and regulations, together with all applicable good laboratory, clinical and manufacturing practices; (v) prior to subcontracting any portion of the Development Program to a Third Party, [CONFIDENTIAL TREATMENT REQUESTED]; and (vi) if required by the Supervisory Board, the subcontracted party shall enter into an agreement with the subcontracting party to effectuate the provisions of Article 9 below, and which shall include a provision for assignment of inventions arising from the subcontracted work.

                  3.1.2 FUNDING. [CONFIDENTIAL TREATMENT REQUESTED]; PROVIDED, HOWEVER, that Chiron shall reimburse Gen-Probe for the mutually-agreed amount of Development Costs associated with implementing those modifications (if any) to the applicable specifications and the applicable Development Program documents as Chiron proposes and Gen-Probe agrees. In the event it undertakes or is assigned by the Supervisory Board any responsibilities in connection with the Development Program for each such Initial Blood Screening Assay, Chiron shall pay all Development Costs of conducting its obligations under the Development Program for each Initial Blood Screening Assay.

                  3.1.3    MANUFACTURING.

                  (a) Subject to Section 3.1.3(b) below, [CONFIDENTIAL TREATMENT REQUESTED] for use in the Blood Screening Field in accordance with Article 6 below.

                  (b) If Gen-Probe (i) fails at any time during the Blood Screening Term to [CONFIDENTIAL TREATMENT REQUESTED] or the Supervisory Board agrees within fifteen days of such event that Gen-Probe shall retain the manufacturing responsibility hereunder); or (ii) fails to supply Chiron [CONFIDENTIAL TREATMENT REQUESTED] for an Initial Blood Screening Assay ordered in accordance with Section 6.3 below, [CONFIDENTIAL TREATMENT REQUESTED] (unless the Supervisory Board agrees within fifteen days of such event that Gen-Probe shall retain the manufacturing responsibility hereunder), then Chiron shall have the right to, and if Chiron elects to manufacture or have manufactured, the obligation to use Commercially Reasonable Efforts to, manufacture (or to have manufactured) its requirements of such Initial Blood Screening Assay, to be conducted by the Blood Screening Instruments in the Territory for use in the Blood Screening Field; PROVIDED, HOWEVER, such right of Chiron shall be on an assay-by-assay basis for a failure to supply and provided further that to the extent Gen-Probe is able to meet Chiron's requirements for Rare Reagents in accordance with this agreement, Gen-Probe shall retain the exclusive right to manufacture (or to have manufactured) and the obligation to supply Chiron with its requirements of the Rare Reagents for use in such Initial Blood Screening Assay in accordance with Article 6 below. In such event, Chiron shall consider in good faith, as its preferred alternative upon Gen-Probe's request, to take over control and responsibility for the facility used by Gen-Probe to manufacture the Initial Blood Screening Assays, and Gen-Probe promptly shall provide such reasonable technical assistance, at Gen-Probe's sole cost, as necessary to enable Chiron to exercise its rights to manufacture (or have manufactured) such Initial Blood Screening Assay.

                  (c) If either party exercises any right granted hereunder to have any Initial Blood Screening Assay manufactured, then (i) such party shall first require that the subcontracted party shall enter into a confidentiality agreement with such party incorporating the terms of Article 8 below; (ii) such party shall supervise such subcontract work; (iii) the subcontracted party shall comply in all material respects with all requirements of applicable laws and regulations, together with all applicable good laboratory, clinical and manufacturing practices; and (iv) the subcontracted party shall enter into an agreement with such party to the extent necessary to effectuate the provisions of Article 9 below.

                  3.1.4    COMMERCIALIZATION.

                  (a) Except as otherwise set forth in Sections 3.1.4(b), 3.1.4(d) and 3.6 below, during the Blood Screening Term, Gen-Probe hereby grants to Chiron the exclusive distribution right in the Territory, at Chiron's sole cost, directly or through distributors, to promote, market and sell the Initial Blood Screening Assays to be conducted by the Blood Screening Instruments for use in the Blood Screening Field. Chiron shall use its Commercially Reasonable Efforts to promote, market, sell and meet the reasonably foreseeable market demands for the Initial Blood Screening Assays in the Territory to be conducted by the Blood Screening Instruments for use in the Blood Screening Field.

                  (b) CDS shall have the exclusive right, at its sole cost, to promote, market and sell the Japanese HIV Qualitative Blood Screening Assay in Japan for use in the Blood Screening Field until the earlier of (i) [CONFIDENTIAL TREATMENT REQUESTED] after the First Commercial Sale of the Japanese HIV Qualitative Blood Screening Assay in Japan for use in the Blood Screening Field, and (ii) the [CONFIDENTIAL TREATMENT REQUESTED] in Japan for use in the Blood Screening Field. Thereafter, subject to Section 3.1.4(d) below, during the Blood Screening Term, Chiron shall have the exclusive right, at its sole cost, to promote, market and sell the Japanese HIV Qualitative Blood Screening Assay in Japan for use in the Blood Screening Field. Chiron's Japanese Affiliate shall support the marketing in Japan for the Japanese HIV Qualitative Blood Screening Assay in a manner to be agreed upon between CDS and Chiron's Japanese Affiliate and not inconsistent with CDS's marketing program.

                  (c) Subject to regulatory requirements, the Initial Blood Screening Assays shall be marketed under such trademarks as may be determined by the Supervisory Board to give adequate recognition to the respective contributions and interests of the parties, and, if applicable, the Major Distributor. It is the intention of the parties that both parties' contributions and interests will be recognized.

                  (d) CDS shall have the right to co-promote the Initial Blood Screening Assays in Japan, provided that such co-promotion conforms with the marketing, product, pricing, and promotional strategy as determined by Chiron or the Major Distributor (provided that no such strategy shall preclude co-promotion).

                  3.1.5    LICENSES.

                  (a) During the Blood Screening Term, Chiron hereby grants to Gen-Probe a nonexclusive license in the Territory under the Chiron IP Rights (i) to conduct Gen-Probe's obligations under each Development Program to develop the Initial Blood Screening Assays, and (ii) to manufacture or have manufactured the Initial Blood Screening Assays. Gen-Probe shall not have the right to grant sublicenses under such license, without the prior express written consent of Chiron.

                  (b) During the Blood Screening Term, Gen-Probe hereby grants to Chiron a nonexclusive license in the Territory under the Gen-Probe IP Rights to conduct Chiron's obligations, if any, under each Development Program to develop the Initial Blood Screening Assays. Chiron shall not have the right to grant sublicenses under such license, without the prior express written consent of Gen-Probe.

                  (c) If Chiron exercises its option to acquire the right to manufacture (or have manufactured) any Initial Blood Screening Assay under
Section 3.1.3(b) above, during the balance of the Blood Screening Term, Gen-Probe shall grant to Chiron a nonexclusive (except to the extent that Gen-Probe elects to meet the requirements of CDS as provided under Section 3.1.4(b) above) license in the Territory under the Gen-Probe IP Rights to exercise its rights under Section 3.1.3(b) above to manufacture (or have manufactured) such Initial Blood Screening Assays to be conducted by the Blood Screening instruments for use in the Blood Screening Field. Chiron shall not have the right to grant sublicenses under such license, without the prior express written consent of Gen-Probe.

                  3.1.6 COMPENSATION TO GEN-PROBE. In consideration for the rights granted, and the obligations accepted, by Gen-Probe, Chiron shall pay to Gen-Probe the following amounts:

                  (a) TRANSFER PRICE. Within thirty (30) days after receipt of each shipment and invoice of Initial Blood Screening Assays from Gen-Probe, Chiron shall pay to Gen-Probe the Transfer Price for each Initial Blood Screening Assay purchased by Chiron or its Affiliates.

                  (b) APPLICABLE PURCHASE PRICE. Within forty-five days after the end of each calendar month, if the Applicable Purchase Price for each Initial Blood Screening Assay sold by Chiron, its Affiliates, or the Major Distributor (other than sales pursuant to Sections 3.1.4(b) or 3.6) during such calendar month is greater than the Transfer Price for such Initial Blood Screening Assay previously paid by Chiron or its Affiliates to Gen-Probe, then Chiron shall pay the difference to Gen-Probe. If the Applicable Purchase Price for an Initial Blood Screening Assay sold by Chiron, its Affiliates, or the Major Distributor (other than sales pursuant to Sections 3.1.4(b) or 3.6) during such calendar month is less than the Transfer Price for such Initial Blood Screening Assay previously paid by Chiron, its Affiliates, or the Major Distributor to Gen-Probe, then Gen-Probe shall pay the difference to Chiron.

                  (c) ADJUSTMENT TO APPLICABLE PURCHASE PRICE.

                      (i) If, in any calendar quarter, the average Net Sales price per unit in the United States for the Initial Blood Screening Assay for the qualitative detection of both HCV and HIV-1 (other than sales pursuant to Sections 3.1.4(b) or 3.6) is [CONFIDENTIAL TREATMENT REQUESTED], (PROVIDED, HOWEVER, that such threshold price shall be adjusted for inflation occurring after the Effective Date which increases Gen-Probe's net Manufacturing Cost, pursuant to a fair method to be agreed upon by the parties), then the parties shall meet and negotiate in good faith concerning an adjustment to the Applicable Purchase Price in the Territory designed to compensate Gen-Probe with respect to the disproportionate burden which, as the party bearing the manufacturing cost, it would bear from the reduction in the average selling price. At such time, if any, the parties will consider, as one alternative, the establishment of a fixed transfer price for the Initial Blood Screening Assays.

                      (ii) Within sixty (60) days after the end of each calendar quarter, Chiron shall prepare and provide Gen-Probe with a report showing in reasonably specific detail for such calendar quarter the calculation of the weighted average of the Net Sales price per unit in the Territory for the Initial Blood Screening Assay for the qualitative detection of both HCV and HIV-1 (other than sales pursuant to Sections 3.1.4(b) or 3.6).

                  (d) APPLICABLE ROYALTY. Within sixty (60) days after the end of each calendar quarter, Chiron shall pay to Gen-Probe the Applicable Royalty, if any, for each Initial Blood Screening Assay sold by Chiron or its Affiliates during such calendar quarter.

                  (e) RARE REAGENT PRICE. Within thirty (30) days after receipt of each shipment and invoice of Rare Reagents, Chiron shall pay to Gen-Probe an amount equal to [CONFIDENTIAL TREATMENT REQUESTED] of the Manufacturing Cost for all Rare Reagents purchased by Chiron for use in manufacturing Initial Blood Screening Assays under Section 3.1.3(b) above.

                  3.1.7 COMPENSATION TO CHIRON. Gen-Probe shall cause CDS to pay to Chiron an amount equal to [CONFIDENTIAL TREATMENT REQUESTED] of the Net Sales of each Japanese HIV Qualitative Blood Screening Assay sold by CDS in Japan prior to [CONFIDENTIAL TREATMENT REQUESTED] by CDS in Japan of the Japanese HIV

Qualitative Blood Screening Assay, and (b) [CONFIDENTIAL TREATMENT REQUESTED] of the Net Sales of each Japanese HIV Qualitative Blood Screening Assay sold by CDS in Japan for sales [CONFIDENTIAL TREATMENT REQUESTED] by CDS in Japan of the Japanese HIV Qualitative Blood Screening Assay. The payment provisions of
Article 7 shall apply to CDS. The payments due hereunder shall be made within forty-five (45) days after the end of each calendar quarter.

         3.2      FUTURE BLOOD SCREENING ASSAYS.

                  3.2.1    SELECTION.

                  (a) From time to time during the Blood Screening Term, the Supervisory Board shall discuss the selection and establishment of one or more Development Programs for one or more Future Blood Screening Assays to be conducted by the Blood Screening Instruments.

                  (b) If both parties wish to develop a Future Blood Screening Assay, the Supervisory Board shall discuss in good faith and establish a mutually acceptable written Development Program and a budget for such development (both of which shall be updated at least annually) for such Future Blood Screening Assay which shall set forth (i) the specifications for such Future Blood Screening Assay, and (ii) the parties' respective obligations to develop such Future Blood Screening Assay and to conduct such clinical trials and apply for such regulatory approvals as necessary or appropriate to make and sell the Future Blood Screening Assays in the Territory for use in the Blood Screening Field.

                  (c) If one party wishes to develop the Future Blood Screening Assay and the other party does not, the party wishing to conduct such development shall have the right to proceed at its sole expense, in accordance with a Development Program, including a budget, to be updated annually, approved by the Supervisory Board (which approval shall not be unreasonably withheld or delayed), provided that such Developing Party may elect to cease such development at any time in its discretion. The other party shall have no obligation to fund any of the Development Costs of conducting the Development Program for such Future Blood Screening Assay. In any event, Chiron shall have the exclusive right to market and sell all Future Blood Screening Assays pursuant to Section 3.2.5.

                  3.2.2    DEVELOPMENT PROGRAMS.

                  (a) RESPONSIBILITIES. With respect to each Future Blood Screening Assay and subject to the provisions of Section 3.2.1, Gen-Probe and Chiron each shall conduct their respective obligations under the Development Program established by the Supervisory Board for such Future Blood Screening Assay to develop such Future Blood Screening Assay in accordance with the specifications established by the Supervisory Board, and to conduct such clinical trials and apply for and endeavor to obtain such regulatory approvals as necessary or appropriate to make and sell such Future Blood Screening Assay to be conducted by the Blood Screening Instruments in the Territory for use in the Blood Screening Field. Each party shall have the right to consult with the other party regarding any Development Program pursuant to Section 3.2.1(c) and the other party shall reasonably consider such party's advice and recommendations.

                  (b) CONDUCT OF DEVELOPMENT. Gen-Probe and Chiron shall conduct their respective obligations under the Development Program for each Future Blood Screening Assay in compliance in all material respects with all requirements of applicable laws and regulations and all applicable good laboratory, clinical and manufacturing practices. Gen-Probe and Chiron each shall proceed diligently with their respective obligations under each such Development Program and shall use their respective Commercially Reasonable Efforts to achieve its objectives efficiently and expeditiously. Gen-Probe and Chiron each shall allocate sufficient personnel, equipment, facilities and other resources to each such Development Program to carry out their respective obligations and to accomplish the objectives thereof.

                  (c) SUBCONTRACTS. Upon approval of the Supervisory Board, which shall not be unreasonably withheld by either party, Gen-Probe and Chiron each may subcontract portions of the Development Program for each Future Blood Screening Assay to be performed by it in the normal course of its business; PROVIDED, HOWEVER, that (i) unless the other party gives its prior written consent, such subcontracting shall not involve the transfer (including but not limited to sublicense) of any intellectual property rights of the other party or the Confidential Information of the other party to Third Parties; (ii) if the other party consents to the subcontractor's access to Confidential Information of the other party, the subcontracted party shall enter into a confidentiality agreement with the subcontracting party incorporating the terms of Article 8 below; (iii) the subcontracting party shall supervise such subcontract work;
(iv) the subcontracted party shall be in compliance in all material respects with all requirements of applicable laws and regulations, together with all applicable good laboratory, clinical and manufacturing practices; (v) prior to subcontracting any portion of the Development Program to a Third Party, [CONFIDENTIAL TREATMENT REQUESTED]; and (vi) if required by the Supervisory Board, the subcontracted party shall enter into an agreement with the subcontracting party to effectuate the provisions of Article 9 below, and which shall include a provision for assignment of inventions arising from the subcontracted work.

                  3.2.3    FUNDING.

                  (a) Subject to Section 3.2.3(b) below, [CONFIDENTIAL TREATMENT REQUESTED] the aggregate Development Costs of conducting the Development Program for each Future Blood Screening Assay which they mutually agree to develop. Within thirty (30) days after the end of each calendar quarter, each party shall report to the other all Development Costs incurred by such party (if any) during such calendar quarter in conducting the Development Program for each Future Blood Screening Assay. Within thirty (30) days after receiving such reports, the parties shall make such payments to each other as are necessary to cause each party to have paid its appropriate share under this section of the aggregate budgeted Development Costs incurred with respect to the Development Program for such Future Blood Screening Assay during such calendar quarter.

                  (b) In the case of a Future Blood Screening Product which is funded by one party pursuant to Section 3.2.1(c), such party shall be solely responsible for all Development Costs of such Future Blood Screening Assay.

                           (i) If the funding party is Gen-Probe, Chiron shall
pay, in accordance with Section 3.2.7(c) below, an additional royalty to Gen-Probe equal to a percentage, established by the Supervisory Board at the time of approval of the Development Program, of Net Sales of such Future Blood Screening Assay, until the aggregate royalty paid to Gen-Probe solely under this sentence effectively reimburses Gen-Probe for disproportionate budgeted Development Costs incurred by Gen-Probe with respect to the Development Program for such Future Blood Screening Assay.

                           (ii) If the funding party is Chiron, Chiron shall be
entitled to offset against amounts owing to Gen-Probe solely with respect to such Future Blood Screening Assay an amount equal to a percentage, established by the Supervisory Board at the time of approval of the Development Program, of Net Sales of such Future Blood Screening Assay, until the aggregate offset taken solely under this sentence effectively reimburses Chiron for disproportionate budgeted Development Costs incurred by Chiron with respect to the Development Program for such Future Blood Screening Assay.

                           (iii) The additional royalty or offset established by
the Supervisory Board shall be intended to enable the funding party to recover such Development Costs for such Development Program within the longer of (i) [CONFIDENTIAL TREATMENT REQUESTED] or (ii) a period equal to [CONFIDENTIAL TREATMENT REQUESTED]. The additional royalty or offset shall be set based on the information available to the Supervisory Board at the time of its initial approval of the Development Program and shall not be adjusted thereafter except at the sole discretion of the Supervisory Board.

                  3.2.4    MANUFACTURING.

                  (a) Subject to Section 3.2.4(b) below, [CONFIDENTIAL TREATMENT REQUESTED] for use in the Blood Screening Field in accordance with Article 6 below.

                  (b) If Gen-Probe (i) fails at any time during the Blood Screening Term to [CONFIDENTIAL TREATMENT REQUESTED] or the Supervisory Board agrees within fifteen days of such event that Gen-Probe shall retain the manufacturing responsibility hereunder) or (ii) fails to supply Chiron [CONFIDENTIAL TREATMENT REQUESTED] Blood Screening Assay ordered in accordance with Section 6.3 below, [CONFIDENTIAL TREATMENT REQUESTED] (unless the Supervisory Board agrees within fifteen days of such event that Gen-Probe shall retain the manufacturing responsibility hereunder), then Chiron shall have the right to, and if Chiron elects to manufacture or have manufactured, the obligation to use Commercially Reasonable Efforts to, manufacture (or to have manufactured) its requirements of such Future Blood Screening Assays, all to the extent that any such Assay is to be conducted by the Blood Screening Instruments in the Territory for use in the Blood Screening Field; PROVIDED, HOWEVER, such right of Chiron shall be on an assay-by-assay basis for a failure to supply and provided further that to the extent Gen-Probe is able to meet Chiron's requirements for Rare Reagents in accordance with this Agreement, Gen-Probe shall retain the exclusive right to manufacture (or to have manufactured) and the obligation to supply Chiron with its requirements of the Rare Reagents for use in such Future Blood Screening Assay in accordance with
Article 6 below. In such event, Chiron shall consider in good faith, as its preferred alternative upon Gen-Probe's request, to take over control and responsibility for Gen-Probe's facility used to manufacture the Future Blood Screening Assays, and Gen-Probe promptly shall provide such reasonable technical assistance, at Gen-Probe's sole cost, as necessary to enable Chiron to exercise its rights to manufacture (or have manufactured) such Future Blood Screening Assay.

                  (c) If a party exercises any right granted hereunder to have any Future Blood Screening Assay manufactured, then (i) such party shall first require that the subcontracted party shall enter into a confidentiality agreement with such party incorporating the terms of Article 8 below; (ii) such party shall supervise such subcontract work; (iii) the subcontracted party shall comply in all material respects with all requirements of applicable laws and regulations, together with all applicable good laboratory, clinical and manufacturing practices; and (iv) the subcontracted party shall enter into an agreement with such party to the extent necessary to effectuate the provisions of Article 9 below.

                  3.2.5    COMMERCIALIZATION.

                  (a) During the Blood Screening Term, Gen-Probe hereby grants to Chiron the exclusive distribution right in the Territory, at Chiron's sole cost, directly or through distributors, to promote, market and sell the Future Blood Screening Assays to be conducted by the Blood Screening Instruments for use in the Blood Screening Field. Chiron shall use its Commercially Reasonable Efforts to promote, market, sell and meet the reasonably foreseeable market demands for the Future Blood Screening Assays in the Territory to be conducted by the Blood Screening Instruments for use in the Blood Screening Field.

                  (b) Subject to regulatory requirements, the Future Blood Screening Assays shall be marketed under such trademarks as may be determined by the Supervisory Board to give adequate recognition to the respective contributions and interests of the parties, and, if applicable, the Major Distributor. It is the intention of the parties that both parties' contributions and interests will be recognized.

                  3.2.6    LICENSES.

                  (a) During the Blood Screening Term, Chiron hereby grants to Gen-Probe a nonexclusive license in the Territory under the Chiron IP Rights (i) to conduct Gen-Probe's obligations under each Development Program to develop the Future Blood Screening Assays, and (ii) to manufacture or have manufactured the Future Blood Screening Assays. Gen-Probe shall not have the right to grant sublicenses under such license, without the prior express written consent of Chiron.

                  (b) During the Blood Screening Term, Gen-Probe hereby grants to Chiron a nonexclusive license in the Territory under the Gen-Probe IP Rights to conduct Chiron's obligations, if any, under each Development Program to develop the Future Blood Screening Assays. Chiron shall not have the right to grant sublicenses under such license, without the prior express written consent of Gen-Probe.

                  (c) If Chiron exercises its option to acquire the right to manufacture (or have manufactured) any Future Blood Screening Assays under
Section 3.2.4(b) above, during the balance of the Blood Screening Term, Gen-Probe shall grant to Chiron a nonexclusive license in the Territory under the Gen-Probe IP Rights to exercise its rights under Section 3.2.4(b) above to manufacture (or have manufactured) such Future Blood Screening Assays to be conducted by the Blood Screening Instruments for use in the Blood Screening Field. Chiron shall not have the right to grant sublicenses under such license, without the prior express written consent of Gen-Probe.

                  3.2.7 COMPENSATION TO GEN-PROBE. In consideration for the rights granted, and the obligations accepted, by Gen-Probe, Chiron shall pay to Gen-Probe the following amounts:

                  (a) TRANSFER PRICE. Within thirty (30) days after receipt of each shipment and invoice of Future Blood Screening Assays from Gen-Probe, Chiron shall pay to Gen-Probe the Transfer Price for each Future Blood Screening Assay purchased by Chiron or its Affiliates.

                  (b) APPLICABLE PURCHASE PRICE. Within forty-five (45) days after the end of each calendar month, if the Applicable Purchase Price for each Future Blood Screening Assay sold by Chiron, its Affiliates, or the Major Distributor during such calendar month is greater than the Transfer Price for such Future Blood Screening Assay previously paid by Chiron or its Affiliates to Gen-Probe, then Chiron shall pay the difference to Gen-Probe. If the Applicable Purchase Price for a Future Blood Screening Assay sold by Chiron, its Affiliates, or the Major Distributor during such calendar month is less than the Transfer Price for such Future Blood Screening Assay previously paid by Chiron or its Affiliates to Gen-Probe, then Gen-Probe shall pay the difference to Chiron.

                  (c) APPLICABLE ROYALTY. Within sixty (60) days after the end of each calendar quarter, Chiron shall pay to Gen-Probe the Applicable Royalty, if any, for each Future Blood Screening Assay sold by Chiron or its Affiliates during such calendar quarter.

                  (d) RARE REAGENT PRICE. Within thirty (30) days after receipt of each shipment and invoice of Rare Reagents, Chiron shall pay to Gen-Probe an amount equal to [CONFIDENTIAL TREATMENT REQUESTED] of the Manufacturing Costs for all Rare Reagents purchased by Chiron for use in manufacturing Future Blood Screening Assays under Section 3.2.4(b) above.

                  3.2.8    NONCOMPETITION.

                  (a) During the Blood Screening Term, [CONFIDENTIAL TREATMENT REQUESTED], other than pursuant to this Agreement and except as provided in
Section 3.2.8(b), (c), or (d) below, and except as follows:

                           (i) Chiron and/or its Affiliates shall have the right
to develop, manufacture and/or sell [CONFIDENTIAL TREATMENT REQUESTED]. For this purpose, [CONFIDENTIAL TREATMENT REQUESTED]. Chiron and/or its Affiliates shall also have the right to develop, manufacture and/or sell [CONFIDENTIAL TREATMENT REQUESTED], by an applicable regulatory authority, for use (i) in place of, or
(ii) in conjunction with, a Product for the Blood Screening Field. No grant of any license to Chiron by Gen-Probe under this Agreement shall apply to any non-TMA Assay.

                           (ii) In the event that Chiron (or its Affiliates)
elects to develop, manufacture or sell an [CONFIDENTIAL TREATMENT REQUESTED]. In the event that Chiron elects to develop, manufacture or sell [CONFIDENTIAL TREATMENT REQUESTED].

                  (b) Subject to the provisions of Section 1.2.1, during the Blood Screening Term, Chiron shall have the right, in its sole discretion, to grant licenses to Third Parties under the Chiron HCV Patent Rights or the Chiron HIV Patent Rights, with the following limitations. With respect to the patent rights for each virus, [CONFIDENTIAL TREATMENT REQUESTED]. Any further licenses, except for a license of the type described in Section 1.2.1(e) above, of such patent rights for such virus in such country for use in the Blood Screening Field [CONFIDENTIAL TREATMENT REQUESTED].

                  (c) During the Blood Screening Term, [CONFIDENTIAL TREATMENT REQUESTED]. Such opportunity may involve nonexclusive or exclusive rights to the virus or marker, as negotiated by the parties through the Supervisory Board. Such negotiation shall include a determination of the Applicable Purchase Price pursuant to Section 1.2.3, which shall take into account the extent to which the opportunity is exclusive or nonexclusive. If the arrangement accepted by the Supervisory Board is nonexclusive, the party holding the intellectual property for the virus or marker shall be free to license rights to such virus or marker to Third Parties for use in the Blood Screening Field; and if not, licensing shall be subject to such restrictions as are then agreed upon.

                  (d) Nothing contained in this Article 3 shall preclude Gen-Probe from [CONFIDENTIAL TREATMENT REQUESTED]. In the event that Gen-Probe commercializes any such product for the Blood Screening Field, [CONFIDENTIAL TREATMENT REQUESTED]. Gen-Probe shall reasonably consider extending such [CONFIDENTIAL TREATMENT REQUESTED] as to other countries for which it has a right to do so.

                  (e) During the Blood Screening Term, Gen-Probe shall not grant to any Third Party a license under the Gen-Probe IP Rights to develop or commercialize (i) a TMA assay for use in the Blood Screening Field or (ii) an assay utilizing Gen-Probe's "Hybridization Protection Assay" ("HPA") for use in the Blood Screening Field.

         3.3      BLOOD SCREENING INSTRUMENTS.

                  3.3.1    DEVELOPMENT PROGRAM.

                  (a) ESTABLISHMENT. Prior to the date of this Agreement, Gen-Probe has expended significant effort and resources in the development of the Blood Screening Instruments for use in the Blood Screening Field. Promptly following the Effective Date, Gen-Probe shall prepare and submit to Chiron a written Development Program and budget for each Blood Screening Instrument (excluding modifications and future instruments as described in Sections 3.3.7 and 3.3.8, respectively), which shall set forth (i) the specifications for such Blood Screening Instrument, (ii) a schedule for such Development Program, and
(iii) the parties' respective obligations to develop such Blood Screening instrument and (if applicable) to conduct such clinical trials and apply for such regulatory approvals as necessary or appropriate to make and sell in the Territory such Blood Screening Instrument for use in the Blood Screening Field; PROVIDED, HOWEVER, that any responsibilities of Chiron under the Development Program for any Blood Screening instrument shall be subject to the prior express written consent of Chiron. The Development Program as proposed by Gen-Probe for each Blood Screening Instrument may not be modified except by the action of the Supervisory Board.

                  (b) RESPONSIBILITIES. Gen-Probe shall develop each of the Blood Screening Instruments in accordance with the applicable specifications and the applicable Development Program documents and shall conduct such clinical trials and apply for and endeavor to obtain such regulatory approvals as necessary or appropriate to make and sell each of the Blood Screening Instruments in the Territory for use in the Blood Screening Field. Chiron shall consult with Gen-Probe on such matters and Gen-Probe shall reasonably consider Chiron's advice and recommendations on all matters relating to such Development Program.

                  (c) CONDUCT OF DEVELOPMENT. Gen-Probe and Chiron, in the event it undertakes or is assigned by the Supervisory Board any responsibilities in connection with the Development Program for each such Initial Blood Screening Assay, shall conduct their respective obligations under the Development Program for the Blood Screening Instruments in compliance in all material respects with all requirements of applicable laws and regulations, if any, and all applicable good laboratory, clinical and manufacturing practices. Gen-Probe and Chiron each shall proceed diligently with their respective obligations under such Development Program and shall use their respective Commercially Reasonable Efforts to achieve its objectives efficiently and expeditiously. Gen-Probe and Chiron each shall allocate sufficient personnel, equipment, facilities and other resources to such Development Program to carry out their respective obligations and to accomplish the objectives thereof.

                  (d) SUBCONTRACTS. Upon approval of the Supervisory Board which shall not be unreasonably withheld by either party (and except as to such subcontracts which exist as of the Effective Date), Gen-Probe and Chiron each may subcontract portions of the Development Program for the Blood Screening Instruments to be performed by it in the normal course of its business; PROVIDED, HOWEVER, that (i) unless the other party gives its prior written consent, such subcontracting shall not involve the transfer (including but not limited to sublicense) of any intellectual property rights of the other party or the Confidential Information of the other party to Third Parties; (ii) if the other party consents to the subcontractor's access to Confidential Information of the other party, the subcontracted party shall enter into a confidentiality agreement with the subcontracting party incorporating the terms of Article 8 below; (iii) the subcontracting party shall supervise such subcontract work;
(iv) the subcontracted party shall be in compliance in all material respects with all requirements of applicable laws and regulations, together with all applicable good laboratory, clinical and manufacturing practices; (v) prior to subcontracting any portion of the Development Program to a Third Party, [CONFIDENTIAL TREATMENT REQUESTED]; and (vi) if required by the Supervisory Board, the subcontracted party shall enter into an agreement with the subcontracting party to effectuate the provisions of Article 9 below, and which shall include a provision for assignment of inventions arising from the subcontracted work.

                  3.3.2 FUNDING. [CONFIDENTIAL TREATMENT REQUESTED]; PROVIDED, HOWEVER, that Chiron shall reimburse Gen-Probe for the Development Costs associated with implementing those modifications (if any) to the applicable specifications and the applicable Development Program documents as Chiron proposes and Gen-Probe agrees. In the event it undertakes or is assigned by the Supervisory Board any responsibilities in connection with the Development Program for each such Blood Screening Instrument, Chiron shall pay all Development Costs of conducting its obligations under the Development Program for the Blood Screening Instruments.

                  3.3.3    MANUFACTURE.

                  (a) Subject to Sections 3.3.3(b) and 3.3.3(c) below [CONFIDENTIAL TREATMENT REQUESTED] for use in the Blood Screening Field in accordance with Article 6 below.

                  (b) If Gen-Probe [CONFIDENTIAL TREATMENT REQUESTED] to manufacture any of the Blood Screening Instruments (excluding future instruments as described in Sections 4.4.8, respectively), [CONFIDENTIAL TREATMENT REQUESTED]. Any such subcontracts for the manufacture of any of the Blood Screening Instruments (in whole), or any of the major functional components or disposables thereof, shall be subject to the approval of the Supervisory Board which shall not be unreasonably withheld by either party.

                  (c) If Gen-Probe fails to supply Chiron [CONFIDENTIAL TREATMENT REQUESTED] for a Blood Screening Instrument ordered in accordance with
Section 6.3 below, for any [CONFIDENTIAL TREATMENT REQUESTED] (unless the Supervisory Board agrees within fifteen days of such event that Gen-Probe shall retain the manufacturing responsibility hereunder), then Chiron shall have the right to, and if Chiron elects to manufacture or have manufactured, the obligation to use Commercially Reasonable Efforts to, manufacture (or to have manufactured) its requirements of such Blood Screening Instrument in the Territory for use in the Blood Screening Field. In such event, Gen-Probe promptly shall provide such reasonable technical assistance, at Gen-Probe's sole cost, as necessary to enable Chiron to exercise its rights to manufacture (or have manufactured) such Blood Screening Instrument for use in the Blood Screening Field and Gen-Probe shall provide to Chiron, directly or indirectly, to the greatest possible extent, all remedies available to Gen-Probe against any Instrument manufacturer which has failed to supply Gen-Probe in accordance with the applicable manufacturing contract.

                  (d) If either party exercises any right granted hereunder to have any Blood Screening Instrument manufactured, then (i) such party shall first require that the subcontracted party shall enter into a confidentiality agreement with such party incorporating the terms of Article 8 below; (ii) such party shall supervise such subcontract work; (iii) the subcontracted party shall comply in all material respects with all requirements of applicable laws and regulations, together with all applicable good laboratory, clinical and manufacturing practices; and (iv) the subcontracted party shall enter into an agreement with such party to the extent necessary to effectuate the provisions of Article 9 below.

                  3.3.4    COMMERCIALIZATION.

                  (a) Except as otherwise set forth in Sections 3.3.4(b), 3.3.4(d) and 3.6 below, during the Blood Screening Term, Gen-Probe hereby grants to Chiron the exclusive distribution right in the Territory, at Chiron's sole cost, directly or through distributors, to promote, market and sell the Blood Screening Instruments to conduct Blood Screening Assays for use in the Blood Screening Field (recognizing the lack of clear distinction between the Blood Screening Field and Clinical Diagnostic Field in certain countries). Chiron shall use its Commercially Reasonable Efforts to promote, market, sell and meet the reasonably foreseeable market demands for the Blood Screening Instruments in the Territory for use in the Blood Screening Field. [CONFIDENTIAL TREATMENT REQUESTED].

                  (b) CDS shall have the exclusive right, at its sole cost, to promote, market and sell the Blood Screening Instruments in Japan for use in the Blood Screening Field until the earlier of (i) [CONFIDENTIAL TREATMENT REQUESTED] of the Japanese HIV Qualitative Blood Screening Assay in Japan for use in the Blood Screening Field, and (ii) [CONFIDENTIAL TREATMENT REQUESTED] for the qualitative detection of both HCV and HIV-1 in Japan for use in the Blood Screening Field. Thereafter, subject to Section 3.3.4(d) below, during the Blood Screening Term, Chiron shall have the exclusive right, at its sole cost, to promote, market and sell the Blood Screening Instruments in Japan for use in the Blood Screening Field. Chiron's Japanese Affiliate shall support the marketing in Japan for the Blood Screening Instruments, in a manner to be agreed upon between CDS and Chiron's Japanese Affiliate and not inconsistent with CDS's marketing program, during the period in which CDS has the exclusive right to sell such Instruments.

                  (c) Subject to regulatory requirements the Blood Screening Instruments shall be marketed under such trademarks as may be determined by the Supervisory Board to give adequate recognition to the respective contributions and interests of the parties, and, if applicable, the Major Distributor. It is the intention of the parties that both parties' contributions and interests will be recognized.

                  (d) CDS shall have the right to co-promote the Blood Screening Instruments in Japan, provided that such co-promotion conforms with the marketing, product, pricing, and promotional strategy as determined by Chiron or the Major Distributor (provided that no such strategy shall preclude co-promotion).

                  (e) Chiron shall have the right, and the obligation, at its sole expense, to maintain and service all Blood Screening Instruments placed in the Territory for use in the Blood Screening Field. Chiron shall be a party to all service contracts for all such Blood Screening Instruments, including those Blood Screening Instruments that are placed by CDS in Japan for use in the Blood Screening Field. Chiron shall have the right to charge a fee to the users of such Blood Screening Instruments for such service.

                  3.3.5    LICENSES.

                  (a) During the Blood Screening Term, Chiron hereby grants to Gen-Probe a nonexclusive license in the Territory under the Chiron IP Rights (i) to conduct Gen-Probe's, obligations under the Development Program to develop the Blood Screening Instruments, and (ii) to manufacture or have manufactured the Blood Screening Instruments. Gen-Probe shall not have the right to grant sublicenses under such license, without the prior express written consent of Chiron.

                  (b) During the Blood Screening Term, Gen-Probe hereby grants to Chiron a nonexclusive license in the Territory under the Gen-Probe IP Rights to conduct Chiron's obligations, if any, under the Development Program to develop the Blood Screening Instruments. Chiron shall not have the right to grant sublicenses under such license, without the prior express written consent of Gen-Probe.

                  (c) If Chiron exercises its option to acquire the right to manufacture (or have manufactured) the Blood Screening Instruments under Section 3.3.3(c) above, during the balance of the Blood Screening Term, Gen-Probe shall grant to Chiron a nonexclusive license in the Territory under the Gen-Probe IP Rights to exercise its rights under Section 3.3.3(c) above to manufacture (or have manufactured) the Blood Screening Instruments to conduct the Blood Screening Assays for use in the Blood Screening Field. Chiron shall not have the right to grant sublicenses under such license, without the prior express written consent of Gen-Probe.

                  3.3.6 COMPENSATION TO GEN-PROBE. In consideration for the rights granted, and the obligations accepted, by Gen-Probe, Chiron shall pay to Gen-Probe the following amounts:

                  (a) TRANSFER PRICE. Within thirty (30) days after receipt of each shipment and invoice of Blood Screening Instruments from Gen-Probe, Chiron shall pay to Gen-Probe the Transfer Price for each Blood Screening Instrument purchased by Chiron or its Affiliates.

                  (b) INSTRUMENT SALES IN THE UNITED STATES AND CANADA. Chiron, its Affiliates and the Major Distributor shall be entitled to retain [CONFIDENTIAL TREATMENT REQUESTED] of Blood Screening Instruments by Chiron, its Affiliates or the Major Distributor in the United States or Canada. After Chiron, its Affiliates and the Major Distributor have received [CONFIDENTIAL TREATMENT REQUESTED], within forty-five (45) days after the end of each fiscal quarter, Chiron shall pay to Gen-Probe a percentage of Net Sales of each Blood Screening Instrument sold by Chiron, its Affiliates or the Major Distributor to independent customers in the United States and Canada during such fiscal quarter, calculated using the same percentage rate as is used in the then effective Applicable Purchase Price payable to Gen-Probe for Initial Blood Screening Assays pursuant to Section 1.2.1.

                  (c) INSTRUMENT SALES OUTSIDE THE UNITED STATES AND CANADA. CDS and Chiron each shall retain [CONFIDENTIAL TREATMENT REQUESTED] of Blood Screening Instruments outside the United States and Canada.

                  (d) SERVICE REVENUES. Chiron shall retain [CONFIDENTIAL TREATMENT REQUESTED] consideration for the maintenance and servicing of the Blood Screening Instruments.

                  3.3.7 MODIFICATIONS TO BLOOD SCREENING INSTRUMENTS. The rights granted by Gen-Probe to Chiron with respect to any of the Blood Screening Instruments during the Blood Screening Term shall extend to and include any and all modifications to such Blood Screening Instrument as are developed during the Blood Screening Term to improve the sample processing, amplification, detection, analysis, or reliability of such Blood Screening Instrument which utilize the same base technologies and which do not change the fundamental character of such Blood Screening Instrument, to the extent that Gen-Probe is not prohibited as of the Effective Date from granting such rights. It is the intent of the parties that this Section applies to improvements to the existing Blood Screening Instruments, but not to an instrument which is fairly considered to be a new instrument. From time to time during the Blood Screening Term, the Supervisory Board shall consider potential modifications to the initial Development Program for the Blood Screening Instruments and to the Blood Screening Instruments. The Supervisory Board shall allocate as between the parties the cost of any modification which it approves.

                  3.3.8 OTHER BLOOD SCREENING INSTRUMENTS. If Gen-Probe develops any new instrument for use with TMA Assays in the Blood Screening Field, it shall offer to grant to Chiron, during the Blood Screening Term and on reasonable terms to be negotiated, rights to such instrument comparable to the rights granted under this Agreement as to the Blood Screening Instruments existing on the Effective Date, to the extent that Gen-Probe reasonably concludes that it is not prohibited as of the Effective Date from granting such rights.

         3.4      APPOINTMENT OF MAJOR DISTRIBUTOR. [CONFIDENTIAL TREATMENT
REQUESTED].

         3.5      RECORDS AND REPORTS.

                  3.5.1 RECORDS. Gen-Probe and Chiron each shall maintain records, in sufficient detail appropriate for regulatory or patent purposes, which shall be complete and accurate and shall fully and properly reflect all work done and results achieved in the performance of the Development Programs for Blood Screening Assays and Blood Screening Instruments (including all data in the form required under all applicable laws and regulations).

                  3.5.2 INSPECTION OF RECORDS. Gen-Probe and Chiron each shall have the right, during normal business hours and upon reasonable notice, to inspect all such records of the other party to the extent reasonably required for the performance of the Development Programs for Blood Screening Assays and Blood Screening Instruments. The parties shall develop reasonable procedures for requesting and delivering copies of such records to each other as may be necessary for the performance of the Development Programs for Blood Screening Assays and Blood Screening Instruments. Each party shall maintain such records and the information of the other party contained therein in confidence incorporating the terms of Article 8 below and shall not use such records or information except to the extent otherwise permitted by this Agreement.

                  3.5.3 DEVELOPMENT REPORTS AND INFORMATION. Gen-Probe and Chiron each shall keep the other informed of the progress of such party under the Development Programs for Blood Screening Assays and Blood Screening Instruments. Within thirty (30) days following the end of each calendar quarter during the term of the Development Programs for Blood Screening Assays and Blood Screening Instruments, and within thirty (30) days following the expiration or termination of such Development Programs, Gen-Probe and Chiron each shall prepare and provide to the other party a reasonably detailed written summary report which shall describe the work performed by such party to date under such Development Programs.

         3.6      INTERIM OPPORTUNITIES.

                  3.6.1    AMERICAN RED CROSS.

                  (a) Gen-Probe is contemplating entering into an agreement with the American Red Cross (the "ARC") to supply Initial Blood Screening Assays for testing pooled plasma samples for HIV and HCV contamination (the "ARC Agreement"). The provisions of this Section 3.6.1(a) shall be effective immediately upon Chiron's consent to the terms of the ARC Agreement between Gen-Probe and the ARC, which consent shall not be unreasonably withheld. Upon approval of the ARC Agreement by Chiron following the signing of this Agreement by both parties, then notwithstanding anything to the contrary in this Agreement, Chiron hereby grants to Gen-Probe a license under the Chiron IP Rights, and Gen-Probe reserves the right under the Gen-Probe IP Rights, to make, use and sell Initial Blood Screening Assays in order to perform Gen-Probe's obligations under the ARC Agreement. Gen-Probe shall not have the right to grant sublicenses under such license, without the prior express written consent of Chiron. The license to be granted hereunder shall not be subject to the conditions of Article 12.

                  (b) Gen-Probe shall be the lead contact with the ARC initially for purposes of the ARC Agreement. Following the signing of this Agreement, Gen-Probe shall provide timely notice to Chiron of all meetings scheduled with the ARC and Chiron shall have the right to participate in meetings with the ARC and the formulation of strategy in connection with the ARC Agreement. Following the signing of this Agreement, the parties will agree on a plan to provide for the transition of responsibility for the management of the overall relationship with ARC to Chiron and will consider the transition of responsibility for the ARC Agreement.

                  (c) [CONFIDENTIAL TREATMENT REQUESTED].

                  3.6.2 OTHER INTERIM OPPORTUNITIES. The parties will pursue on a mutually-agreeable basis other opportunities (e.g., opportunities other than the above-described program with ARC) for sales of any Initial Blood Screening Assay in the United States for use in the Blood Screening Field prior to FDA approval of the Initial Blood Screening Assay for both HIV-1 and HCV for unit donor testing ("Interim Opportunities"). It is the parties' intention that any such Interim Opportunities be addressed on the terms set forth in this Agreement for the Initial Blood Screening Assays, except that the Applicable Purchase Price for the Initial Blood Screening Assays for Interim Opportunities, absent further agreement of the parties, shall be [CONFIDENTIAL TREATMENT REQUESTED]. Each party shall be obligated to use Commercially Reasonable Efforts to respond to such Interim Opportunities. None of the provisions of this Section 3.6.2 shall apply to sales outside the United States.


                                    ARTICLE 4

                              [PROVISION ASSIGNED]

                                    ARTICLE 5

                               SUPERVISORY BOARDS

         5.1      SUPERVISORY BOARDS.

                  5.1.1 COMPOSITION. The Development Programs for the Products in each of the Blood Screening Field and the [PROVISION ASSIGNED] shall be supervised by a Blood Screening Supervisory Board and a [PROVISION ASSIGNED], respectively. Each Supervisory Board shall be comprised of three (3) named representatives of Gen-Probe and three (3) named representatives of Chiron. Each party shall appoint its respective representatives to each Supervisory Board from time to time, and may substitute one or more of its representatives, in its sole discretion, effective upon notice to the other party of such change.

                  5.1.2 MEETINGS. Each Supervisory Board shall meet not less than once each calendar quarter during the term of this Agreement, on such dates and at such times and places as agreed to by Gen-Probe and Chiron, alternating between San Diego and Emeryville, or such other locations as the parties shall agree. All meetings shall be set at times and place to be mutually agreed.

                  5.1.3 ACTIONS. Each party's representatives shall collectively have one vote as to all matters. Any approval, determination or other action agreed to both parties' representatives shall be the approval, determination or other action of the Supervisory Board. All board actions require a unanimous vote. Any matters as to which a Board cannot reach a unanimous vote shall be presented to the parties' respective presidents for consideration, in accordance with Article 13.

         5.2 REPORTS. Within thirty (30) days following each Supervisory Board meeting during the term of this Agreement, the Supervisory Board shall prepare and provide to each party a reasonably detailed written summary report which shall describe any approval, determination or other action by the Supervisory Board.


                                    ARTICLE 6

                                  SUPPLY TERMS

         6.1 MANUFACTURE AND SALE. On the terms and subject to the conditions of this Article 6, Gen-Probe shall manufacture, or have manufactured, sell and deliver to Chiron, and Chiron shall purchase from Gen-Probe, such amounts of the Products, as Chiron orders pursuant to Section 6.3.4 below. Gen-Probe shall cause its subcontract manufacturers, if any, to comply with the provisions of this Article 6. Gen-Probe shall use Commercially Reasonable Efforts to meet the market demand for the Products as to which it has undertaken an obligation to manufacture. During the due diligence period following signing of this contract the parties will meet to discuss manufacturing plans for the Products.

         6.2 MANUFACTURING PRACTICES.

                  6.2.1 SPECIFICATIONS. Gen-Probe shall manufacture all the Products under this Agreement in accordance with all applicable laws and regulations and in conformity with the product specifications.

                  6.2.2 AUDIT. Chiron shall have the right, at its sole expense, to audit Gen-Probe for compliance with Section 6.2.1 upon reasonable notice during normal business hours and not more than once in each calendar year (or such additional times as may be necessary to ensure compliance with all material requirements).

                  6.2.3 CERTIFICATES OF ANALYSIS. Gen-Probe shall provide certificates of analysis to Chiron for all the Blood Screening Assays, [PROVISION ASSIGNED] and Rare Reagents manufactured and supplied hereunder based upon a reference standard reasonably proposed by Gen-Probe and acceptable to Chiron.

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


                  6.2.4 QUALITY CONTROL INFORMATION. Upon the reasonable request of Chiron, Gen-Probe shall provide Chiron with such reasonable information, including analytical and manufacturing documentation, requested by Chiron regarding quality control of the Products. Chiron shall treat all such information disclosed pursuant to this Section as confidential information of Gen-Probe subject to the provisions of Article 8 below.

         6.3      FORECASTS AND ORDERS.

                  6.3.1    Forecasts.

                  (a) INITIAL FORECASTS. Not less than six months prior to the date of the first anticipated delivery of any Product by Gen-Probe to Chiron, Chiron shall prepare and provide Gen-Probe with a written forecast of the estimated requirements of Chiron and its Affiliates for each Blood Screening Assay, Blood Screening Instrument, [PROVISION ASSIGNED], or Rare Reagent for each of the twelve (12) calendar months beginning with the month of the first anticipated delivery of any Product. Gen-Probe shall respond to Chiron's forecast in writing within thirty (30) days and shall have no obligation with respect to such forecast unless it has approved such forecast in writing. Gen-Probe shall use Commercially-Reasonable Efforts to meet the market demand for the Products as to which it has undertaken an obligation to manufacture.

                  Not less than three months prior to the date of the first anticipated delivery of any Product, Chiron shall prepare and provide Gen-Probe with a more current written forecast covering the same Products and period. Gen-Probe shall respond to Chiron's updated forecast in writing within ten (10) days. Gen-Probe shall have no obligation with respect to such updated forecast to the extent that the forecasted quantity of any Product has been increased by more than fifteen percent (15%) for the first three-month period of such forecast, or by more than twenty-five percent (25%) for the twelve-month period of such forecast, from the previously-approved amount for such Product unless it has approved such increase in writing.

                  The parties recognize that forecasting the first year for any Product will be difficult and that actual experience may significantly vary from the forecast. Without modifying any other provision of this Agreement, the parties agree to work together to address the first year supply of Products, and to use Commercially Reasonable Efforts to satisfy the market need.

                  (b) REGULAR MONTHLY FORECASTS. Beginning with the first day of the month of the first Product delivery and prior to the first day of each subsequent month, Chiron shall update its prior forecast by extending the forecast to cover a period of not less than 12 months beyond the date of Gen-Probe's receipt of the updated forecast (which date is referred to as the "Forecast Date"). Absent Gen-Probe's prior written consent, such updated forecast shall be subject to the following restrictions:

                           (i) Chiron may not modify the previously-forecasted
amount of any Product for the three-month period following the Forecast Date.


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


                           (ii) Chiron may not modify its previously-forecasted
amount of any Blood Screening Assay, [PROVISION ASSIGNED], or Rare Reagent for the fourth through sixth months covered by the forecast by more than fifteen percent (15%) per month from the previously-forecasted amount.

                           (iii) Chiron may not modify its previously-forecasted
amount of any Blood Screening Assay, [PROVISION ASSIGNED], or Rare Reagent for the seventh through eleventh months covered by the forecast by more than twenty-five percent (25%) per month from the previously-forecasted amount.

                           (iv) Chiron may not forecast an amount of any Blood
Screening Assay, [PROVISION ASSIGNED], or Rare Reagent for the twelfth month which is more than twenty-five percent (25%) greater than the amount forecasted for the eleventh month.

                           (v) Chiron may not increase its forecast for any
Blood Screening Instrument or [PROVISION ASSIGNED] for the fourth through sixth months covered by the forecast by more than twenty-five percent (25%) per month from the previously forecasted amount.

Chiron shall prepare each forecast based upon Chiron's good faith determination of the past and reasonably anticipated market demand for each Product and in doing so shall recognize in good faith limitations imposed by arrangements, if any, with subcontractors of Gen-Probe for the manufacture and supply of such Product or any component thereof.

                  6.3.2 PURCHASE OBLIGATION. Chiron shall be required to purchase not less than ninety percent (90%) of the quantity of each Product estimated for the initial three-month period covered in each forecast (other than the first such forecast) under Section 6.3.1(a) above.

                  6.3.3 ORDERS. Except as otherwise set forth below in this
Section 6.3.3, Chiron shall make all purchases of Products hereunder by submitting to Gen-Probe a single binding purchase order for each calendar month. Not less than three months prior to the date of the first anticipated delivery of any Product, Chiron shall deliver to Gen-Probe its initial binding purchase order, which shall specify the quantity ordered, the place of delivery and the requested delivery date for each of the three months beginning with the first Product delivery. Not less than ninety days prior to the first day of the first month following the period of the first binding purchase order, and not less than 90 days prior to the first day of each succeeding month, Chiron shall deliver to Gen-Probe a binding purchase order for such month, which shall specify the quantity ordered, the place of delivery and the requested delivery date. Each purchase order shall be in writing in a form reasonably acceptable to Gen-Probe. The requested delivery date shall be not be less than ninety (90) days after the date of such purchase order. If the quantity of any Product ordered by Chiron for delivery in any calendar month exceeds the quantity of such Product set forth in the most recent forecast, then Gen-Probe shall provide Chiron with written notice of the anticipated delivery date for, and use Commercially Reasonable Efforts to deliver, the amount of Product in excess of the forecasted amount. In the event of a conflict between the terms and conditions of any purchase order and this Agreement, the terms and conditions of this Agreement shall prevail.

                  6.3.4 SUPPLY OBLIGATION. Gen-Probe shall be required to supply in any month the quantity of each Product ordered by Chiron pursuant to Section 6.3.3 to the extent such quantity of such Product was set forth in the most recent forecast. If the quantity of any Blood Screening Assay, [PROVISION ASSIGNED] or Rare Reagent ordered by Chiron under Section 6.3.4 below for any calendar period exceeds the forecasted amount, Gen-Probe shall use its Commercially Reasonable Efforts to supply such excess. If Gen-Probe becomes aware of any fact indicating that Gen-Probe may be unable to meet Chiron's forecasted demand as to any Product, Gen-Probe shall promptly provide written notice of such fact to Chiron. The Supervisory Board shall then meet to discuss the relevant circumstances and appropriate actions.

         6.4      DELIVERY AND ACCEPTANCE.

                  6.4.1 DELIVERY. Unless Gen-Probe is otherwise instructed by Chiron, all the Products supplied under this Agreement shall be shipped f.o.b. place of manufacture to such location as designated by Chiron in the applicable purchase order. Gen-Probe shall pre-pay all freight, insurance charges, taxes, import and export duties, inspection fees and other charges applicable to the sale and transport of the Products purchased by Chiron hereunder and add such charges to the applicable invoice. Title and risk of loss and damages to the Products purchased by Chiron hereunder shall pass to Chiron upon receipt by the carrier. Chiron shall have the right to select the carrier. Subject to the guidance of the Supervisory Boards, Gen-Probe shall provide warehouse capability for Products after sale to Chiron and pending further delivery instructions. The Supervisory Boards shall reasonably allocate the cost of such warehouse capability between the parties.

                  6.4.2    REJECTION AND CURE.

                  (a) BLOOD SCREENING ASSAYS AND [PROVISION ASSIGNED]. If a shipment of Blood Screening Assays or [PROVISION ASSIGNED] or any portion thereof is spoiled, damaged or defective, or fails to have the appropriate remaining life, then Chiron shall have the right to reject such shipment or the portion thereof that fails to so conform, as the case may be. Chiron shall give written notice to Gen-Probe of its rejection hereunder, within thirty (30) days after Chiron's receipt of such shipment, specifying the grounds for such rejection. All or any part of any shipment may be held for Gen-Probe's disposition, at Gen-Probe's expense if found to be not in conformance with the applicable specifications. Gen-Probe shall use its Commercially Reasonable Efforts to cure such rejection or replace such rejected shipment (or portion of shipment) after receipt of notice of rejection thereof.

                  (b) BLOOD SCREENING INSTRUMENTS AND [PROVISION ASSIGNED]. If any Blood Screening Instrument or [PROVISION ASSIGNED] is damaged, defective or fails to conform to the specifications therefor, then Chiron shall have the right to reject such damaged, defective or nonconforming Blood Screening Instrument or [PROVISION ASSIGNED].
Chiron shall give written notice to both Gen-Probe and any manufacturer designated by

Gen-Probe of its rejection hereunder, within ten (10) days after installation of such Instrument, specifying the grounds for such rejection. The Blood Screening Instrument or [PROVISION ASSIGNED] shall be held for Gen-Probe's disposition, at Gen-Probe's expense, if found to be damaged, defective or nonconforming. Gen-Probe shall use its Commercially Reasonable Efforts to replace such rejected Blood Screening Instrument or [PROVISION ASSIGNED] after receipt of notice of rejection thereof.

                  6.4.3 LIMITATION OF LIABILITY. EXCEPT AS OTHERWISE SPECIFICALLY SET FORTH IN THIS AGREEMENT, GEN-PROBE'S SOLE LIABILITY TO CHIRON, AND CHIRON'S SOLE REMEDY, WITH RESPECT TO THE SPECIFIC MATTERS ADDRESSED UNDER
SECTION 6.4.2 ABOVE SHALL BE THE REJECTION AND REPLACEMENT OF NON-CONFORMING PRODUCTS. NOTHING IN THIS SECTION SHALL LIMIT ANY RIGHTS OR REMEDIES UNDER
ARTICLE 10 OR ANY RIGHT OF CHIRON TO ASSUME RESPONSIBILITY FOR THE MANUFACTURE OF THE PRODUCTS UNDER ARTICLES 3 AND 4.

         6.5 PACKAGING. All Products supplied under this Agreement shall be packaged in such manner as Chiron reasonably determines and Gen-Probe does not reasonably object.

         6.6 WARRANTY. Gen-Probe warrants that all the Products delivered to Chiron pursuant to this Agreement shall conform with the applicable specifications, shall be free from defects in material and workmanship, and shall be manufactured in compliance with applicable laws and regulations. Any and all warranties by subcontract manufacturers of the Blood Screening Instruments and the [PROVISION ASSIGNED] shall inure to the benefit of Chiron, to the extent permitted by such subcontract manufacturer. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, GEN-PROBE MAKES NO OTHER WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE PRODUCTS. GEN-PROBE DISCLAIMS ALL OTHER WARRANTIES, EXPRESS AND IMPLIED, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT.

         6.7 INDEPENDENT PURCHASER STATUS. Chiron shall be an independent purchaser and reseller of the Products. Chiron shall be free to use and resell the Products on such terms as it may, in its sole discretion, determine, including price, returns, credits and discounts.

         6.8 INVOICING. Upon shipment of the Products to Chiron, Gen-Probe shall submit invoices therefor to Chiron.

         6.9 SALES AND USE TAXES. Any federal, state, county or municipal sales or use tax, excise or similar charge, or other tax assessment (other than that assessed against income), assessed or charged on the sale of the Products sold by Gen-Probe to Chiron pursuant to this Agreement shall be paid by Chiron.

         6.10 NON-COMMERCIAL PRODUCTS. Gen-Probe agrees to provide to Chiron reasonable quantities of Blood Screening Assays and [PROVISION ASSIGNED] manufactured by


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


Gen-Probe for uses other than sale to customers, including without limitation research studies, marketing studies, internal research and development, and troubleshooting (all for Chiron's use only in direct furtherance of the express purposes of this Agreement and without any implied license for any purpose other than such express purposes), to the extent such Products are specifically ordered by Chiron for such purposes ("Non-commercial Products"). The entire compensation to Gen-Probe for Non-commercial Products shall be not greater than [CONFIDENTIAL TREATMENT REQUESTED] of Gen-Probe's Manufacturing Cost. The quantities of Non-commercial Products ordered by Chiron shall be subject to review by the Supervisory Board.

         6.11 INTERNAL COMMERCIAL USE. Subject to Section 1.52.4, for all Products which are used commercially by Chiron or its Affiliates, Chiron shall pay to Gen-Probe the compensation which would be due Gen-Probe had such Products been the subject of an arm's-length commercial sale by Chiron or the Major Distributor (if applicable).

         6.12 SAFETY STOCKS. Immediately following the execution of this Agreement by both parties, the parties will meet and confer and negotiate in good faith in order to agree upon provisions concerning the arrangements for a safety stock of each of the Products and plans for the creation of the initial safety stock and a reasonable schedule therefor. It is the parties' intent to agree upon such provisions within sixty (60) days of the date of this Agreement. The Supervisory Boards will from time-to-time review the adequacy of such arrangements for such safety stocks. Notwithstanding any other provision of this Agreement, if Gen-Probe is otherwise unable to deliver any Product in accordance with this Agreement, then that portion (if any) of the safety stock of that Product stored at Gen-Probe facilities may be applied to meet Chiron's demand for that Product, provided that Gen-Probe shall then be required to restore the safety stock within the applicable periods for cure of a failure to supply pursuant to Article 3 or 4, unless otherwise mutually agreed. Gen-Probe shall give Chiron fifteen (15) days prior written notice before using any safety stock Product in a manner which reduces the amount of the safety stock.

         With respect to any Initial Blood Screening Assay or Future Blood Screening Assay, the objective of the parties is to share equally the aggregate cost of maintaining safety stocks of raw components, work-in-progress, and finished as required by CBER. Gen-Probe will carry the safety stock of raw components and work-in-progress for such Assays, and will carry one month's safety stock in the event that more than two months' supply of such Assays is mandated as safety stock. Chiron shall carry all other safety stocks for such Assays, unless such responsibility places a disproportionate burden with respect to overall safety stock costs on Chiron, in which event the Supervisory Board will readjust the parties' responsibilities.



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                                    ARTICLE 7

                              PAYMENTS AND REPORTS

         7.1 REPORTS. Within forty-five (45) days after the end of each calendar month or fiscal quarter during the Blood Screening Term or [PROVISION ASSIGNED], as applicable in connection with Chiron's payment obligations hereunder, Chiron shall furnish to Gen-Probe a written report showing in reasonably specific detail (a) the gross sales, on a Product-by-Product and country-by-country basis, of all Products sold by Chiron and its Affiliates (or, as to Blood Screening Assays, the Major Distributor, or any other distributor for Chiron in Japan, Germany, Italy, France or the United Kingdom) to independent customers in the Territory during such period as to which Chiron is obligated to make payments hereunder based on Product sales and the calculation of Net Sales on a worldwide basis from such gross sales; (b) all amounts owing to Gen-Probe hereunder payable in United States dollars, if any, which shall have accrued hereunder based upon such sales of Products; (c) the withholding taxes, if any, required by law to be deducted in respect of such sales; (d) the date of the First Commercial Sale of each Product in each country in the Territory during such period; and (e) the exchange rates used in determining the amount of United States dollars. Chiron shall keep complete and accurate records in sufficient detail to properly reflect all gross sales and Net Sales and to enable all amounts payable hereunder to be determined. Each party shall provide the other with the information concerning access to instruments required by
Section 4.4.7. CDS shall provide Chiron with information as to sales of the Initial Blood Screening Assay sold in Japan by CDS within forty-five days after the end of each calendar quarter.

         7.2 EXCHANGE RATES. With respect to sales of Products invoiced in United States dollars, all such amounts calculated under this Agreement shall be expressed in United States dollars. With respect to sales of Products invoiced in a currency other than United States dollars, all such amounts calculated under this Agreement shall be expressed in the domestic currency of the party making the sale together with the United States dollar equivalent of such amounts calculated using Chiron's standard accounting methods, for calculating worldwide sales of its other products.

         7.3 AUDITS.

             7.3.1 Upon the written request of either party (the "Requesting Party") and not more than once in each calendar year, the other party (the "Responding Party") shall permit an independent certified public accounting firm of nationally recognized standing, selected by the Requesting Party and reasonably acceptable to the Responding Party, at the Requesting Party's expense, to have access during normal business hours to such of the records of the Responding Party as may be reasonably necessary to verify the accuracy of the payment reports and invoices hereunder for any year ending not more than thirty-six (36) months prior to the date of such request. The accounting firm shall disclose to the Requesting Party only whether the payment reports and invoices are correct or not and the specific details concerning any discrepancies. No other information shall be shared.


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             7.3.2 If such accounting firm concludes that undercharged or overcharged amounts are owing from one party to the other for such period, the appropriate party shall pay such amounts within thirty (30) days of the date the Requesting Party delivers to the Responding Party such accounting firm's written report so concluding. The fees charged by such accounting firm shall be paid by the Requesting Party; PROVIDED, HOWEVER, if the audit discloses either (a) that the amounts payable by the Responding Party for the audited period are more than one hundred five percent (105%) of the amounts actually paid for such period, or
(b) that the amounts charged by the Responding Party for the audited period are more than one hundred five percent (105%) of the amounts actually incurred for such period, then the Responding Party shall pay the reasonable fees and expenses charged by such accounting firm.

             7.3.3 The Requesting Party shall treat all financial information subject to review under this Section 7.3 as confidential, and shall cause its accounting firm to retain all such financial information in confidence with a confidentiality agreement reasonably acceptable to the Responding Party.

         7.4 PAYMENT METHOD. All payments by Chiron to Gen-Probe under this Agreement shall be paid in United States dollars, and all such payments shall be originated from a United States bank located in the United States and made by bank wire transfer in immediately available funds to such account as Gen-Probe shall designate before such payment is due.

         7.5 EXCHANGE CONTROL. If at any time legal restrictions prevent the prompt remittance of part or all royalties with respect to any country in the Territory where the Product is sold, payment shall be made through such lawful means or methods as the parties reasonably shall determine.

         7.6 WITHHOLDING TAXES. Chiron shall be entitled to deduct the amount of any withholding taxes, value-added taxes or other taxes, levies or charges (other than United States taxes) with respect to amounts payable by Chiron, its Affiliates or, in the case of Products for the Blood Screening Field, by the Major Distributor or distributors in Japan, Germany, Italy, France, or the United Kingdom, or any taxes required to be withheld by Chiron, its Affiliates, or such distributors, to the extent Chiron, its Affiliates, or such distributors pay to the appropriate governmental authority on behalf of Gen-Probe such taxes, levies or charges. Chiron shall use reasonable efforts to minimize any such taxes, levies or charges required to be withheld on behalf of Gen-Probe by Chiron, its Affiliates, or such distributors. Chiron promptly shall deliver to Gen-Probe proof of payment of all such taxes, levies and other charges, together with copies of all communications from or with such governmental authority with respect thereto.

         7.7 LATE PAYMENTS. Unless otherwise provided in this Agreement, a party shall pay interest to the other party on the aggregate amount of any amounts payable by such party that are not paid on or before the date such amounts are due under this Agreement at a rate per annum equal to the lesser of the prime rate of interest as reported by Bank of America NT&SA in San Francisco, California, from time to time, plus two percent (2%), or the highest rate permitted by applicable law, calculated on the number of days such payment is delinquent.




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                                    ARTICLE 8

                                 CONFIDENTIALITY

         8.1 CONFIDENTIAL INFORMATION. For the period commencing on the date this Agreement is first signed by both parties and ending seven (7) years following the expiration or earlier termination hereof, a party (the "Receiving Party") shall maintain in confidence the Confidential Information of the other party, and shall not disclose, use, or grant the use of the Confidential Information of the other party (the "Disclosing Party") except on a need-to-know basis to its (and its Affiliates') directors, officers and employees, and to its consultants and to other Third Parties, and then only to the extent that such disclosure or use is reasonably necessary in connection with such party's activities as expressly authorized by this Agreement. To the extent that disclosure to any Person is authorized by this Agreement, prior to disclosure, the Receiving Party shall obtain written agreement of such Person to hold in confidence and not disclose, use or grant the use of the Confidential Information of the other party except as expressly permitted under this Agreement. The parties agree that the term of the non-disclosure and non-use obligations of a Third Party will end seven (7) years after the end of the contractual arrangement with such Third Party. Each Receiving Party shall notify the Disclosing Party promptly upon discovery of any unauthorized use or disclosure of the Disclosing Party's Confidential Information. Upon the expiration or earlier termination of this Agreement, each party shall return to the other party all tangible items regarding the Confidential Information of the other party and all copies thereof; PROVIDED, HOWEVER, that each Receiving Party shall have the right to retain one (1) copy for its legal files for the sole purpose of determining its obligations hereunder. Notwithstanding the foregoing and Section 1.23, unless otherwise mutually agreed in writing, neither party shall have any obligation to the other party pursuant to this Article 8 or pursuant to Article 9 with respect to use of Confidential Information of the Disclosing Party unless, prior to disclosure, such Confidential Information is specifically identified in writing to the Receiving Party and the Receiving Party agrees in writing to accept such Confidential Information.

         8.2 TERMS OF THIS AGREEMENT. For the period commencing on the date this Agreement is first signed by both parties and ending on the expiration or earlier termination hereof, without the prior express written consent of the other party, which shall not be unreasonably withheld or delayed, neither party shall (a) disclose any financial terms or conditions of this Agreement to any Third Party, except as reasonably required in connection with such party's activities hereunder, or under appropriate confidentiality restrictions to potential Third Party distributors or assignees, or (b) originate any initial disclosure to any third party of the existence or terms of this Agreement prior to the Effective Date (unless pursuant to an appropriate confidentiality agreement); or (c) originate any initial publicity, news release or any other public announcement (written or oral) relating to this Agreement or the existence of an arrangement among the parties. Notwithstanding the foregoing, prior to the Effective Date, the parties shall mutually agree upon a joint press release relating to this Agreement for issuance on or after the Effective Date. Either party shall thereafter be free to disclose any information contained in the public disclosure approved pursuant to this Section 8.2 or which is made without confidentiality restrictions pursuant to Section 8.3.



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


         8.3 PERMITTED DISCLOSURES. The confidentiality obligations under this
Article 8 shall not apply to the extent that a party is required to disclose information by applicable law, regulation or order of a governmental agency or a court of competent jurisdiction, provided that such party shall provide written notice thereof to the other party and sufficient opportunity to object to any such disclosure or to request confidential treatment thereof.


                                    ARTICLE 9

                   INVENTIONS AND INTELLECTUAL PROPERTY RIGHTS

         9.1 OWNERSHIP OF INVENTIONS.

             9.1.1 Except as otherwise set forth in Sections 9.1.2 through 9.1.7 below, the entire right and title in all discoveries, inventions or other technology, data or information (whether patentable or not), together with all patent and other intellectual property rights therein, made or conceived during and as a result of a Development Program or the performance of other obligations under this Agreement, (e.g., manufacturing) (collectively, the "Inventions") (a) by employees of Gen-Probe or others acting solely on behalf of Gen-Probe (the "Gen-Probe Inventions") shall be owned solely-by Gen-Probe, (b) by employees of Chiron or others acting solely on behalf of Chiron (the "Chiron Inventions") shall be owned solely by Chiron, and (c) jointly by employees of Gen-Probe or others acting on behalf of Gen-Probe and employees of Chiron or others acting on behalf of Chiron (the "Joint Inventions") shall be owned jointly by Gen-Probe and Chiron.

             (a) Chiron Inventions shall be included within the Chiron IP Rights, Gen-Probe Inventions shall be included within the Gen-Probe IP Rights, and Joint Inventions shall be within both the Chiron IP Rights and Gen-Probe IP Rights, so that they are available for use within the scope of this Agreement.

             (b) Each party shall have the right, subject to the provisions of this Agreement, to freely exploit, transfer, license or encumber its rights in both its own inventions hereunder (except that each party expressly agrees that this sentence does not create in any way an implied license to the intellectual property of the other party and that there are no such implied licenses in this Agreement) and in any Joint Invention hereunder (or the patent and other intellectual property rights therein) without the consent of, or compensation or accounting to, the other party, except as to a Joint Invention to the extent that:

                 (i) Such use or application of a Joint Invention would require a license from the other party (under a Valid Claim other than those claiming the Joint Invention) each party expressly agreeing that in this Agreement there are no implied licenses to the intellectual property of the other party); and



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


                 (ii) except that, absent mutual written agreement, no use of any such Joint Invention shall be made during any term of this Agreement in connection with a Competitive Probe Assay (which shall mean for all purposes of this Agreement (i) as to both parties, a nucleic acid probe-based assay which is used for the same clinical indication as any Initial Blood Screening Assay, Future Blood Screening Assay, or [PROVISION ASSIGNED] developed under this Agreement; and (ii) as to Gen-Probe, a nucleic acid probe-based assay which is used for the same clinical indication as any [PROVISION ASSIGNED].)

                 9.1.2 Neither Chiron nor Gen-Probe shall have any rights in or to the patent rights or other intellectual property rights of the other party for any use or application other than those expressly and specifically granted by this Agreement.

                 9.1.3 The parties acknowledge and agree that, notwithstanding that only limited rights have been granted hereunder, certain new technology may be discovered, invented or created solely by Chiron through Chiron's use of the Gen-Probe IP Rights within the uses and in the manner contemplated by this Agreement. The Parties also acknowledge and agree that, notwithstanding that only limited rights have been granted hereunder, certain new technology may be discovered, invented or created solely by Gen-Probe through Gen-Probe's use of the Chiron IP Rights within the uses and in the manner contemplated by this Agreement. The rights and obligations of the Parties with respect to all such new technology shall be governed by this Article 9.

                  9.1.4 As used herein, a "Derivative Invention" shall mean any Invention made after the date of this Agreement and claimed in a Valid Claim of the Inventing Party which:

                 (a) is discovered, invented or created by a party (the "Inventing Party") during any term of this Agreement; and

                 (b) was made through or with, and would not have been made but for, the Inventing Party's use of Confidential Information of the other party (the "Disclosing Party") which was specifically identified to the Inventing Party in writing prior to disclosure and which the Inventing Party elected to receive, if such information was confidential when the invention was made.

                 9.1.5 Neither party shall use any Derivative Invention in connection with a Competitive Probe Assay during any term of this Agreement.

                 9.1.6 A Disclosing Party shall have the exclusive option to acquire, on Commercially Reasonable Terms, all right, title and interest in any Derivative Invention which represents an improvement to, and as to which any substantial use would infringe a Valid Claim for, Core Technology of the Disclosing Party. The option hereby granted the Disclosing Party shall expire six (6) months after the Derivative Invention is first disclosed to the Disclosing Party by the Inventing Party unless the Disclosing Party has elected within such period to exercise such option. With respect to any such Derivative Invention, following the Disclosing Party's election to acquire ownership: (a) The Disclosing Party may use such Derivative Invention for all uses


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and purposes other than those prohibited by Section 9.1.5 and other than those which would require a license from the Inventing Party under a Valid Claim (other than a Valid Claim for the Derivative Invention). The Disclosing Party shall have the right to license the Derivative Invention without the consent of the Inventing Party, but any such license shall contain the same use restrictions set forth in the first sentence of this subparagraph (a); and (b) the Inventing Party may use such Derivative Invention for (i) any of the purposes expressly permitted by the terms of this Agreement with respect to the Confidential Information of the Disclosing Party and (ii) any use or application which does not require a license of a Valid Claim of the Disclosing Party, but only to the extent that such use is not made in connection with any product which competes directly with a nucleic acid probe-based assay product of the Disclosing Party which has been sold as of the Effective Date of this Agreement. The Inventing Party shall not have the right to sublicense its rights hereunder except with the consent of the Disclosing Party, which consent shall not be unreasonably withheld. In any event, any such sublicense approved by the Disclosing Party shall contain the same use restrictions set forth in clauses
(i) and (ii) of this subparagraph (b).

                 (c) The "Commercially Reasonable Terms" referred to above shall give full recognition, in favor of the Disclosing Party, to both the value of the Confidential Information of such Disclosing Party with which the Derivative Invention was made (and without which the Derivative Invention would not have been made) and the value of the rights granted to the Inventing Party as to such Derivative Invention. The "Commercially Reasonable Terms" referred to above shall also give full recognition, in favor of the Inventing Party, to the value of the inventive application of such Confidential Information.

                 9.1.7 An Inventing Party shall own all right, title and interest in any Derivative Invention which is not subject to Section 9.1.6 or which the Disclosing Party does not elect to acquire within the six-month period permitted by Section 9.1.6. With respect to any such Derivative Invention,

                 (a) The Inventing Party may use such Derivative Invention for all uses and purposes other than those prohibited by Section 9.1.5, but only to the extent that (i) such use does not require a license under a Valid Claim of the Disclosing Party or further rights to Confidential Information of the Disclosing Party which was previously disclosed hereunder or (ii) such use is not made in connection with any product which competes directly with a nucleic acid probe-based assay product of the Disclosing Party which is sold as of the Effective Date of this Agreement. The Inventing Party shall have the right to license the Derivative Invention without the consent of the Disclosing Party, but any such license shall contain the same use restrictions set forth in the first sentence of this subparagraph (a); and

                 (b) The Disclosing Party may use such Derivative Invention (i) for any of the purposes expressly permitted by the terms of this Agreement and
(ii) pursuant to the terms of a license granted under Section 9.1.7(c), for all uses and applications other than those prohibited under Section 9.1.5, which would not require a license from the Inventing Party under a Valid Claim (other than a Valid Claim for the Derivative Invention). Upon exercise of the option for a license, the Disclosing Party shall not have the right to sublicense its rights thereunder except


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


with the consent of the Inventing Party, which consent shall not be unreasonably withheld. In any event, any such sublicense approved by the Inventing Party shall contain the same use restrictions set forth in clauses (i) and (ii) of this subparagraph (b).

                 (c) Upon request, the Inventing Party shall grant a nonexclusive license to the Disclosing Party on Commercially Reasonable Terms to be negotiated to enable the Disclosing Party to use such Derivative Invention for the purposes described in Section 9.1.7(b)(ii). The "Commercially Reasonable Terms" referred to above shall give full recognition, in favor of the Disclosing Party, to the value of the Confidential Information of such Disclosing Party with which the Derivative Invention was made (and without which the Derivative Invention would not have been made). The "Commercially Reasonable Terms" referred to above shall also give full recognition, in favor of the Inventing Party, to the value of the inventive application of such Confidential Information.

                 9.1.8 Without limiting the generality of Section 9.1.7, each Inventing Party under Section 9.1.7 agrees not to assert its rights in a Derivative Invention in such a manner as would block or diminish the Disclosing Party's rights to practice, independently of the Derivative Invention itself, the technology of the Disclosing Party directly related to the Confidential Information with which the Derivative Invention was made and without which the Derivative Invention would not have been made.

                 9.1.9 Gen-Probe and Chiron shall promptly report to each other any and all Derivative Inventions as each may discover, invent or create during the Blood Screening Term and [PROVISION ASSIGNED].

                 9.1.10 Gen-Probe and Chiron shall execute and deliver to each other such assignments, instruments or other documents as each may reasonably consider necessary to assure compliance with the provisions of this Section 9.1. Chiron shall have the exclusive right to prosecute and defend any and all patents and patent applications concerning any Derivative Invention owned by Chiron and, as between Gen-Probe and Chiron, Chiron shall be solely responsible for the expense of such patents and patent applications. Gen-Probe shall have the exclusive right to prosecute and defend any and all proceedings concerning any Derivative Invention owned by Gen-Probe and, as between Gen-Probe and Chiron, Gen-Probe shall be solely responsible for the expense of such proceedings. As to any Derivative Invention assigned to the Disclosing Party upon exercise of the option described in Section 9.1.6, the Disclosing Party shall take all such actions as may be reasonably and specifically requested by the Inventing Party in connection with the prosecution of a patent application to protect the Inventing Party's rights in the Derivative Invention under
Section 9.1.6(b), provided that the Inventing Party shall be fully responsible for all incremental costs and expenses incurred in connection with any such actions. If the Inventing Party requests any such action, the parties shall thereafter reasonably cooperate in the prosecution of such patent application.

                 9.1.11 In the event the Parties cannot agree as to the classification of any technology for any purpose under this Article 9 (including the mediation described in Section 13.1), the Parties shall consider in good faith the possibility of submitting such disputes for


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


accelerated decision by an expert arbitration under such guidelines and expedited schedule as may be mutually agreed (provided that no party shall be under an obligation to so agree). In the absence of such mutual agreement, such disagreement or dispute as to classification shall be resolved by arbitration as provided in this Agreement, except that the arbitrator may, at the request of either party, appoint one or more experts, individually or jointly, to advise and report on such classification, and the arbitrator shall place such reliance on such advice or report as he or she deems appropriate.

                 9.1.12 Nothing in this Agreement shall be interpreted as giving a party the right to analyze, dissect, or disassemble any instrument, reagent, component, object, software or other property of the other party provided under the terms of this Agreement, and which is not properly available from other sources which have the right to transfer such property and authorize such activity, in order to circumvent the need for a license of the technology reflected therein.

         9.2 PATENT RIGHTS. Except as provided in Section 9.1.10, each party shall be responsible for and shall control, at its sole expense, the preparation, filing, prosecution, maintenance and enforcement of all patent rights owned by or licensed to it (except for those patent rights licensed to it from the other party) which are the subject of this Agreement. The parties shall jointly have the right to prepare, file, prosecute, maintain, and enforce patent rights covering Joint Inventions as described in Section 9.1.1 and the expenses thereof shall be reasonably shared by parties as they may agree prior to the initiation of any such proceedings. Each party shall cooperate with the other party, execute all lawful papers and instruments and make all rightful oaths and declarations, as reasonably requested by the other party and at the other party's expense, as may be necessary in connection with the preparation, prosecution, maintenance and enforcement of all patent rights which are the subject of this Agreement. Each party shall place appropriate patent markings on all products which would infringe the patent rights of the other party licensed under this Agreement, to the extent such patent marking is required by applicable law, regulation or order to enable the other party to enforce such patent rights, all as requested in writing by the other party.

         9.3 COPYRIGHTS.

                 9.3.1 GEN-PROBE COPYRIGHTS. Chiron hereby acknowledges that Gen-Probe has claimed, or may claim, copyright protection with respect to certain parts of the Products and related materials. Chiron further acknowledges the validity of Gen-Probe's right to claim copyright protection with respect to such items. Chiron shall take no action or make no omission which is in any way inconsistent with Gen-Probe's claim of copyright protection with respect to such items.

                  9.3.2 CHIRON COPYRIGHTS. Gen-Probe hereby acknowledges that Chiron has claimed, or may claim, copyright protection with respect to certain parts of the Products and related materials. Gen-Probe further acknowledges the validity of Chiron's right to claim copyright protection with respect to such items. Gen-Probe shall take no action or make no omission which is in any way inconsistent with Chiron's claim of copyright protection with respect to such items.



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


                  9.3.3 COPYRIGHT PROTECTION. In order to protect against infringement of the other party's copyrights, each party shall mark all of the other party copyrighted materials, as requested by the other party in writing, used by such party in conducting its activities contemplated by this Agreement with appropriate copyright markings. Each party shall cooperate with the other party, take such actions and execute such documents, as reasonably requested by the other party and at the other party's expense, to assist the other party in the protection of the other party's copyrights. Any dispute as to which party owns a copyright in will be resolved pursuant to Article 13.

         9.4 TRADEMARKS.

                  9.4.1 GEN-PROBE MARKS. Gen-Probe shall own the Gen-Probe Marks and shall pay all expenses of the registration thereof. Except as otherwise expressly set forth in this Agreement, Chiron shall not use, without the prior express written consent of Gen-Probe, any Gen-Probe Marks, or any word, title, expression, trademark, design or marking that is confusingly similar thereto. Subject to Section 6.5, Chiron shall not alter, remove, cover or modify any Gen-Probe Marks from the Products, their packaging or labeling without Gen-Probe's prior express written consent. Gen-Probe shall control, at its sole cost, the registration, prosecution, maintenance and enforcement of the Gen-Probe Marks.

                  9.4.2 CHIRON MARKS. Chiron shall own the Chiron Marks and shall pay all expenses of the registration thereof. Except as otherwise expressly set forth in this Agreement, Gen-Probe shall not use, without the prior express written consent of Chiron, any Chiron Marks, or any word, title, expression, trademark, design or marking that is confusingly similar thereto, Subject to section 6.5, Gen-Probe shall not alter, remove, cover or modify any Chiron Marks from the Products, their packaging or labeling without Chiron's prior express written consent. Chiron shall control, at its sole cost, the registration, prosecution, maintenance and enforcement of the Chiron Marks.

         9.5 NO OTHER TECHNOLOGY RIGHTS. Except as otherwise expressly provided in this Agreement, under no circumstances shall a party, as a result of this Agreement, obtain any ownership interest or other right in any discovery, invention or other technology, data or information (or any patent, copyright, trademark, or other intellectual property rights therein) of the other party, including items transferred by the other party to such party at any time pursuant to this Agreement. Except as expressly provided in this Agreement, neither party shall be under any obligation to grant to the other party any rights in any patent, copyright, trademark, or other intellectual property.

         9.6 THIRD PARTY TECHNOLOGY. The Supervisory Boards will discuss Third Party patent rights which may be necessary for Future Blood Screening Assays or (ii) modifications to Initial Blood Screening Assays,
[PROVISION ASSIGNED], Blood Screening Instruments, or [PROVISION ASSIGNED]. The supervisory board will consider the costs of acquiring rights in such Third Party patent rights in connection with such Products, allocate the costs between the parties, and agree upon methods for implementing such cost allocations.

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                                   ARTICLE 10

                          INDEMNIFICATION AND INSURANCE

         10.1 INDEMNITY.

                  10.1.1 BY GEN-PROBE. Gen-Probe shall indemnify and hold Chiron harmless from and against all losses, liabilities, damages and expenses (including reasonable attorneys' fees and costs) resulting from any claims, demands, actions or other proceedings by any Third Party arising from
(a) the breach of any representation, warranty or covenant by Gen-Probe under this Agreement, (b) the failure of Gen-Probe or its subcontractor to manufacture the Products in conformity with the specifications therefor, (c) the negligence or willful misconduct of Gen-Probe in performing its obligations under this Agreement; or (d) the manufacture, sale, or use of any instrument or assay (including any [PROVISION ASSIGNED]) sold by or on behalf of Gen-Probe, its Third Party licensees, or any of their Affiliates, or distributors (other than by Gen-Probe to Chiron under the terms of this Agreement); in each case except to the extent arising from the negligence or willful misconduct of Chiron.

                  10.1.2 BY CHIRON. Chiron shall indemnify and hold Gen-Probe harmless from and against all losses, liabilities, damages and expenses (including reasonable attorneys' fees and costs) resulting from any claims, demands, actions or other proceedings by any Third Party arising from (a) the breach of any representation, warranty or covenant by Chiron under this Agreement, (b) the failure of Chiron or its subcontractor to manufacture a Products in conformity with the specifications therefor, in the event Chiron has assumed responsibility for the manufacture of such Product, (c) the negligence or willful misconduct of Chiron in performing its obligations under this Agreement; or (d) except to the extent Section 10.1.1 applies, the manufacture, sale, or use of any instrument or assay (including any [PROVISION ASSIGNED]) sold by or on behalf of Chiron, or its Affiliates, or distributors; except in each case to the extent arising from the negligence or willful misconduct of Gen-Probe.

                  10.2 PROCEDURE. A party (the "Indemnitee") that intends to claim indemnification under this Article 10 shall promptly notify the other party (the "Indemnitor") of any claim, demand, action or other proceeding for which the Indemnitee intends to claim such indemnification. The Indemnitor shall have the right to participate in, and, to the extent the Indemnitor so desires, jointly with any other indemnitor similarly noticed, to assume the defense thereof with counsel selected by the Indemnitor; PROVIDED, HOWEVER, that the Indemnitee shall have the right to retain its own counsel, with the reasonable fees and expenses to be paid by the Indemnitee, if the Indemnitee reasonably determines that representation of the Indemnitee by counsel retained by the Indemnitor would be inappropriate due to actual or potential differing interests between the Indemnitee and any other party represented by such counsel in such proceedings. The indemnity obligations under this Article 10 shall not apply to amounts paid in settlement of any claim, demand, action or other proceeding if such settlement is effected without the consent of the Indemnitor, which consent shall not be unreasonably withheld or delayed. The failure to deliver notice to the Indemnitor within a reasonable time after the commencement of


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any such action or other proceeding, if prejudicial to its ability to defend such action or other proceeding, shall relieve such Indemnitor of any liability to the Indemnitee under this Article 10, but the omission so to deliver notice to the Indemnitor will not relieve it of any liability that it may have to any Indemnitee otherwise than under this Article 10. The Indemnitor may not settle, or otherwise consent to an adverse judgment in, any such action or other proceeding that diminishes the rights or interests of the Indemnitee without the express written consent of the Indemnitee. The Indemnitee, its employees and agents, shall cooperate fully with the Indemnitor and its legal representatives in the investigation of any claim, demand, action or other proceeding covered by this indemnification.

         10.3 INSURANCE. Each party shall maintain liability insurance (including product liability insurance) with respect to conduct of its obligations under this Agreement in such amounts as it customarily maintains with respect to the conduct of its similar activities. Each party shall maintain such insurance for so long as each continues to conduct such obligations, and thereafter for so long as it maintains insurance for itself covering its similar activities.


                                   ARTICLE 11

                              TERM AND TERMINATION

         11.1 EXPIRATION. Unless terminated earlier pursuant to Section 11.2 below, this Agreement shall expire (i) as to the Blood Screening Assays and the Blood Screening Instruments, on the expiration of the Blood Screening Term and
(ii) as to the [PROVISION ASSIGNED].

         11.2 TERMINATION.

                  11.2.1 BREACH. Each party may terminate the portions of this Agreement relating to the Blood Screening Field or the portions of this Agreement relating to the [PROVISION ASSIGNED], as the case may be, upon or after the breach of any material provision of this Agreement, if the breaching party has not cured such breach within ninety (90) days after notice thereof from the non-breaching party.

                  (a) If the breaching party is not obligated as of the date of the breach in connection with the provisions of this Agreement pertaining to both the Blood Screening Field and the [PROVISION ASSIGNED], then a termination pursuant to Section 11.2.1, 11.2.2 or 11.2.3 of the portions of this Agreement relating to the Blood Screening Products shall not affect the portions of this Agreement relating to [PROVISION ASSIGNED], and a termination of the portions of this Agreement relating to [PROVISION ASSIGNED] shall not affect the portions of this Agreement relating to Blood Screening Products. If the breaching party is obligated as of the date of the breach in connection with the provisions of this Agreement pertaining to both the Blood Screening Field and the [PROVISION ASSIGNED], then the non-breaching party may terminate this Agreement in its entirety for any material breach if the breaching party has not cured such breach within ninety (90) days after notice.


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


                  (b) Any dispute with respect to the right of a party to terminate all or a portion of this Agreement pursuant to this Section 11.2.1 shall be subject to resolution pursuant to Article 13. During the pendency of any arbitration proceeding, at the request of the non-breaching party, the arbitrator may take such interim steps and make such preliminary orders as the arbitrator deems necessary to preserve the rights of the non-breaching party pending a final arbitration award, including ordering the grant, on a temporary basis, of such licenses or rights as may be necessary to enable the non-breaching party to preserve its economic interest in the Products for the Blood Screening Field and/or the Products for the [PROVISION ASSIGNED], as the case may be. At the conclusion of any such arbitration, if the arbitrator determines that the respondent materially breached this Agreement and that money damages will not adequately compensate the claimant and that no other remedy is adequate in the circumstances considered as a whole, then the arbitrator may order the breaching party to grant to the non-breaching party such rights (including a nonexclusive, worldwide license, bearing a reasonable commercial royalty, under intellectual property rights of the breaching party which are the subject of this Agreement) as may be reasonably necessary to enable the claimant to complete development already in progress of, make, use, offer for sale, sell and/or import Products for use in the Blood Screening Field and/or the [PROVISION ASSIGNED], as the case may be, for the lesser of (a) five years or (b) the then-remaining period of this Agreement.

                  11.2.2 VOLUNTARY BANKRUPTCY. Each party may terminate this Agreement if the other party shall (a) seek the liquidation, dissolution, or winding up of itself (other than dissolution or winding up for the purposes of reconstruction or amalgamation) or the composition or readjustment of all or substantially all of its debts, (b) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or substantially all of its assets, (c) make a general assignment for the benefit of its creditors, (d) commence a voluntary case under the Bankruptcy Code, (e) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up or composition or readjustment of debts, or (f) adopt any resolution of its Board of Directors or stockholders for the purpose of effecting any of the foregoing.

                  11.2.3 INVOLUNTARY BANKRUPTCY. Each party may terminate this Agreement if a proceeding or case shall be commenced without the application or consent of the other party and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the following shall be entered and continue unstayed in effect, for a period of ninety (90) days from and after the date service of process is effected upon the other party, seeking (a) its liquidation, reorganization, dissolution or winding up, or the composition or readjustment of all or substantially all of its debts,
(b) the appointment of a trustee, receiver, custodian, liquidator or the like of itself or of all or substantially all of its assets, or (c) similar relief under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or readjustment of debts.

         11.3 EFFECT OF EXPIRATION AND TERMINATION. Except as provided in
Section 11.2.1(b), upon expiration or termination of this Agreement, the portion of this Agreement relating to Products for the Blood Screening Field, or the portion of this Agreement relating to Products for


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


the [PROVISION ASSIGNED], all rights and licenses granted hereunder with respect to the terminated portions of this Agreement shall terminate. Expiration or termination of all or a portion of this Agreement shall not relieve the parties of any obligation accruing prior to such expiration or termination. The provisions of Section 3.6.1, 6.6 (product warranties), 7.3 (audit of payments), and Articles 8, 9, 10, and 13 shall survive the expiration or termination of this Agreement.


                                   ARTICLE 12

                              CONDITIONS PRECEDENT

         The effectiveness of, and the parties' respective obligations under, this Agreement (other than Section 3.6.1 and Article 8) are subject to the satisfaction in full or the waiver by the mutual written agreement of the parties of the following conditions precedent within thirty (30) days after the date of this Agreement. If all such conditions precedent have not been satisfied in full, or waived by the mutual written agreement of the parties, on or before such date, then unless the parties otherwise mutually agree in writing, this Agreement shall be void.

         12.1 DUE EXECUTION AND DELIVERY. Each party shall have duly and validly executed and delivered this Agreement.

         12.2 ACCURACY OF REPRESENTATIONS AND WARRANTIES. All representations and warranties by each party shall be true and correct in all respects as of the Effective Date as if made as of such date.

         12.3 GOVERNMENTAL APPROVALS. All necessary consents, approvals and authorizations of all governmental authorities and other Persons required to be obtained by such party in connection with this Agreement have been obtained.

         12.4 DUE DILIGENCE. Each party shall have completed its due diligence to its reasonable satisfaction. Each party will be conclusively presumed to have completed its due diligence to its reasonable satisfaction unless its delivers to the other party a notice of objection within the thirty (30) days following the date on which this Agreement is first signed by both parties.


                                   ARTICLE 13

                                   ARBITRATION

         13.1 EXECUTIVE MEDIATION. Prior to submitting any dispute arising out of or related to this Agreement to arbitration pursuant to Section 13.2, the matter shall be submitted to the Chief Executive Officers of the parties for resolution. If such officers are unable to resolve the matter directly, they may, by mutual agreement utilize such dispute resolution methods, including mediation, as are mutually agreed. If no resolution is reached within fifteen
(15) days following


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submission of such dispute to such officers, unless otherwise mutually agreed, the dispute shall be submitted to arbitration pursuant to Section 13.2.

         13.2 ARBITRATION PROCEDURE. Any controversy or claim relating to, arising out of, or in any way connected to any provision of this Agreement shall be finally resolved by final and binding arbitration in accordance with this Section by a single arbitrator who is a former state or federal judge, to be conducted in California. Unless the parties agree otherwise, the arbitration shall be conducted by JAMS/Endispute, or by any similar arbitration provider who can provide a former judge to conduct such arbitration if JAMS/Endispute is no longer in existence. JAMS/Endispute may order a change of venue upon a showing of good cause by respondent. Subject to the JAMS/Endispute Appeal Procedure described in Section 13.3 below, the decision of the arbitrator shall be final, nonappealable and binding upon the parties, and it may be entered in any court of competent jurisdiction. The arbitrator shall be bound by all rules relating to the admissibility of evidence, including without limitation, all relevant privileges and the attorney work product doctrine. Discovery shall be permitted in accordance with the rules and procedures of the forum state unless otherwise agreed to by the parties or ordered by the arbitrator on the basis of strict necessity adequately demonstrated by the party requesting an extension of time. The arbitrator shall have the power to grant equitable relief where applicable under the law. The arbitrator shall issue a written opinion setting forth his or her decision and the reasons therefor within thirty (30) days after the arbitration proceeding is concluded. The obligation of the parties to submit any dispute arising under or related to this Agreement to arbitration as provided in this Article 13 shall survive the expiration or earlier termination of this Agreement. Notwithstanding the foregoing, but subject to Section 11.2.1(b), either party may seek and obtain an injunction or other appropriate relief from a court to preserve or protect intellectual property rights or to preserve the status quo with respect to any matter pending conclusion of the arbitration proceeding, but no such application to a court shall in any way be permitted to stay or otherwise impede the process of the arbitration proceeding.


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


         13.3 REVIEW. The decision of the arbitrator shall be subject to review only in accordance with the "Optional Appeal Procedure" of JAMS/Endispute in effect upon execution of this Agreement or any other comparable arbitration appeal procedure. The parties agree to submit any request for review in accordance with said procedure. The JAMS/Endispute Appeal Panel appointed under said procedure will apply the same standard of review as the first-level appellate court in the jurisdiction where the arbitration was conducted would apply under similar circumstances. The decision and award of the JAMS/Endispute Appeal Panel (and the decision and award of the original arbitrator if there is no appeal pursuant to this Section 13.3) will be final for all purposes and binding upon the parties, and it may be entered in any court of competent jurisdiction.


                                   ARTICLE 14

                                   ACCESS FEES

         In consideration for the rights granted to Chiron by this Agreement with respect to TMA and HPA, Chiron shall pay to Gen-Probe, the following nonrefundable amounts upon the occurrence of each event set forth below:

                           (i) [CONFIDENTIAL TREATMENT REQUESTED]; and

                           (ii)[CONFIDENTIAL TREATMENT REQUESTED]





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


                           (iii)[CONFIDENTIAL TREATMENT REQUESTED].


                                   ARTICLE 15

                                  MISCELLANEOUS

         15.1 NOTICES. Any consent, notice or report required or permitted to be given or made under this Agreement by one of the parties to the other shall be in writing, addressed to such other party at its address indicated below, or to such other address as the addressee shall have last furnished in writing to the addressor, and shall be effective upon receipt by the addressee.




                  If to Gen-Probe:            Gen-Probe Incorporated
                                              10210 Genetic Center Drive
                                              San Diego, California 92121
                                              Attention: President and
                                              Chief Executive Officer

                  If to Chiron;               Chiron Corporation
                                              4560 Horton Street
                                              Emeryville, California 94608
                                              Attention: President and
                                              Chief Executive Officer


         15.2 FORCE MAJEURE. In the event that a party is prevented or delayed from fulfilling or performing any of its obligations under this Agreement (other than an obligation to pay money) due to the occurrence of causes beyond the reasonable control of such party, including but not limited to fires, floods, embargoes, wars, acts of war (whether war is declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any governmental authority or the other party, then such party's performance shall be excused, and the time for performance shall be extended, for the period of inability or delay due to such occurrence; PROVIDED, HOWEVER, that such party shall have used its Commercially Reasonable Efforts to avoid such inability or delay, and such party shall have given prompt written notice to the other party of such occurrence. Nothing contained in this section shall limit Chiron's right to manufacture or have manufactured any Product pursuant to the terms of this Agreement, provided always that in the event of a force majeure, Chiron and Gen-Probe shall apply all legally-available safety stocks to meet Chiron's need before such right to manufacture or have manufactured shall accrue and further provided that Chiron shall not exercise such right in the event of a force majeure unless the Supervisory Board has met and discussed all available options and reasonably not been able to agree that re-establishment of production at a Gen-Probe facility is the most efficient alternative for maintaining continuity of production.



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


         15.3     ASSIGNMENT.

                  15.3.1 This Agreement may not be directly or indirectly assigned or otherwise transferred, nor, except as expressly provided hereunder, may any right or obligations hereunder be assigned or transferred by either party (whether voluntarily, by operation of law or otherwise) without the consent of the other party which shall not be unreasonably withheld: PROVIDED, HOWEVER, that, except as otherwise provided in Section 15.3.2 below, either party may, without such consent, assign or transfer this Agreement and its rights and obligations hereunder in connection with the transfer or sale of all or substantially all of its assets (including without limitation all of its assets relating to this Agreement), or in the event of its merger, consolidation, other Change in Control or similar transaction. Any permitted assignee or transferee shall assume all obligations of its assignor or transferor under this Agreement. On any such assignment, the assignor shall be relieved of all obligations assigned hereunder, except those accrued prior to the date of assignment and except as provided in Section 15.3.2 below. Any purported assignment or transfer in violation of this Section 15.3 shall be void.

                  15.3.2 Assignment by a party of its rights and obligations under this Agreement shall not relieve that party of its obligations under
Article 8, Article 9 or Article 13. Assignment by a party of its rights and obligations under this Agreement shall not relieve it of its obligations under Sections 3.2.8 (b) or any then-existing restrictions on licensing of intellectual property pertaining to specific viruses or markers as to which such party became obligated, prior to such assignment, pursuant to the last sentence of Section 3.2.8 (c) and if following such assignment such transferring party makes, uses or sells any nucleic acid probe-based assay for use in the Blood Screening Field for the detection or quantitation of any virus or marker subject to Sections 3.2.8 (b) or such licensing restrictions of Section 3.2.8(c), such use shall be considered as a "license" for purposes of Section 3.2.8 (b) or such licensing restrictions of Section 3.2.8(c); however a license to the assignee pursuant to Section 15.3.1 shall not be considered a license for purposes of
Section 3.2.8(b) or such licensing restrictions of Section 3.2.8(c).

                  15.3.3 Assignment of Chiron's rights and obligations with respect to the Blood Screening Field to the Major Distributor or its Affiliate (at any time after appointment of the Major Distributor) shall terminate the application of Sections 1.2.1 (c) or (d).

         15.4 SEVERABILITY. Each party hereby acknowledges that it does not intend to violate any public policy, statutory or common laws, rules, regulations, treaty or decision of any government agency or executive body thereof of any country or community or association of countries. Should one or more provisions of this Agreement be or become invalid, the parties shall substitute, by mutual consent, valid provisions for such invalid provisions, which valid provisions in their economic effect are sufficiently similar to the invalid provisions that it can be reasonably assumed that the parties would have entered into this Agreement with such provisions. In case such provisions cannot be agreed upon, the invalidity of one or several provisions of this Agreement shall not affect the validity of this Agreement as a whole, unless the invalid provisions are of such essential importance to this Agreement that it is to be reasonably assumed that the parties would not have entered into this Agreement without the invalid provisions.


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


         15.5 APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law principles thereof.

         15.6 ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof. All express or implied agreements and understandings, either oral or written heretofore made which are directly related to the subject matter of this Agreement. The confidential disclosure agreement between the parties dated as of November 5, 1996, the confidential disclosure agreement between the parties dated as of May 27, 1997, (as extended as of August 27, 1997 and February 26, 1998), and the confidential disclosure agreement between the parties dated as of April 13, 1998 shall be and are terminated as of the first date this Agreement has been signed by both parties, without prejudice to any rights accruing thereunder prior to such termination. Nothing contained in this section shall affect other agreements between the parties which are not directly related to the subject matter of this agreement, including but not limited to all agreements concerning the resolution of CIBA CORNING DIAGNOSTICS CORP. V. GEN-PROBE INC., United States District Court for the Southern District of California case number 96-552H (CGA) and related proceedings. This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by both parties.

         15.7 EXPENSES AND ATTORNEY'S FEES. The prevailing party in any dispute between the parties which is the subject of arbitration or litigation shall be entitled to recover the expenses reasonably incurred in connection with such arbitration or litigation, including reasonable attorney's fees. The amount of such expenses and fees due the prevailing party shall be subject to the arbitration provisions of Article 13.

         15.8 INDEPENDENT CONTRACTORS. It is expressly agreed that Gen-Probe and Chiron shall be independent contractors and that the relationship between the two parties shall not constitute a partnership, joint venture or agency. Neither Gen-Probe nor Chiron shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other, without the prior consent of the party to do so.

         15.9 WAIVER. The waiver by either party of any right hereunder or the failure to perform or of a breach by the other party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said other party whether of a similar nature or otherwise.

         15.10 DRAFTING PARTY. The provisions of this Agreement, and the documents and instruments referred to in the Agreement, have been prepared, examined, negotiated and revised by each party and their respective lawyers, and no implication will be drawn and no provision will be construed against any party by virtue of the purported identity of the drafter of this Agreement, or any portion of this Agreement.


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


         15.11 THIRD PARTIES. None of the provisions of this Agreement shall be for the benefit of or enforceable by any Third Party.

         15.12 AFFILIATES. The rights and obligations of Chiron under this Agreement shall apply to Chiron's Affiliates, and the rights and obligations of Gen-Probe under this Agreement shall apply to Gen-Probe's Affiliates, provided that Chiron and Gen-Probe shall be fully responsible for the performance by their respective Affiliates of their respective obligations under this Agreement.

         15.13 COUNTER-PARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.



GEN-PROBE INCORPORATED                    CHIRON CORPORATION.


By    /s/ HENRY L. NORDHOFF               By   /s/ SEAN P. LANCE
      ---------------------                    -----------------
         Henry L. Nordhoff                     Sean P. Lance
         President and Chief                   President and Chief
         Executive Officer                     Executive Officer

                                   SCHEDULE A

                              [PROVISION ASSIGNED]

             THIS DOCUMENT IS ATTACHED IN LIEU OF SCHEDULES B AND C
             ------------------------------------------------------

         1. Immediately following the signing of this Agreement, the parties will meet and seek to agree on the Core Technologies of each party as referred to in Article 9 of the foregoing Agreement, which are to be described in writing and substituted for this document upon approval by each party.

         2. Nothing contained in this attachment or in the Agreement shall obligate the parties to negotiate the issue of Core Technology designations, to successful conclusion. The effectiveness of the Agreement is expressly made subject to the completion of Schedules B and C within ten (10) days following the signing of the Agreement.

         3. If the parties are unable to agree on the content of the respective Core Technology schedules, neither shall have any obligation except pursuant to Articles 8 and 13 of the Agreement.

Initials:           /s/HLN          /s/SPL
                    ------          ------


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